                                                                  EXHIBIT 10.129

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                           PAXSON COMMUNICATIONS OF
                               SEATTLE-24,-INC.

                                     AND

                    WORLD TELEVISION OF WASHINGTON, L.L.C.

                                    * * *

                         TELEVISION STATION KBCB(iV)
                            BELLINGHAM, WASHINGTON

                                    * * *

                               LOAN, OPTION AND
                             RELATED TRANSACTIONS

                                    * * *

                               AUGUST 19, 1996


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


                           TELEVISION STATION KBCB(TV)
                             BELLINGHAM, WASHINGTON

                                     * * *

                                LOAN, OPTION AND
                              RELATED TRANSACTIONS

                                     * * *

                                 AUGUST 19, 1996

                                     * * *

                                     INDEX


                                                                                         TAB
                                                                                         ---
Loan Agreement (with Exhibits) by and between Paxson Communications of Seattle-24, Inc. ("Paxson-24") and World Television of Washington, L.L.C
("World Television"), dated as of August 19, 1996 ......................................  1

Escrow Agreement by and among Paxson-24, World Television and First Union
National Bank of Florida, dated as of August 19, 1996 ..................................  2

Time Brokerage Agreement (with Attachments) by and between World Television and Paxson-24, dated as of August 19, 1996 .............................................  3

Option Agreement (with Schedule) by and between Paxson-24 and World
Television, dated as of August 19, 1996 ................................................  4

Lease Agreement by and between Paxson-24 and World
Television, dated as of August 19, 1996 ................................................  5

Construction Agreement by and between Paxson-24 and World
Television, dated as of August 19, 1996 ................................................  6

================================================================================



                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                     WORLD TELEVISION OF WASHINGTON, L.L.C.

                                       AND

                    PAXSON COMMUNICATIONS OF SEATTLE-24, INC.

                                   RELATING TO

                           TELEVISION STATION KBCB(TV)
                             BELLINGHAM, WASHINGTON

                                      * * *

                                 AUGUST 19, 1996



================================================================================

                                TABLE OF CONTENTS

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
ARTICLE I         AMOUNT AND TERMS OF THE LOANS...................................................................2
         Section 1.1       The Loan...............................................................................2
         Section 1.2       The Promissory Note....................................................................2
         Section 1.3       Interest...............................................................................2
         Section 1.4       Principal..............................................................................2
         Section 1.5       Conditions on Repayment................................................................2
         Section 1.6       Information............................................................................5
         Section 1.7       Prepayment.............................................................................5
         Section 1.8       Payment on Non-Business Days...........................................................6
         Section 1.9       Taxes..................................................................................6

ARTICLE II        CLOSING.........................................................................................6
         Section 2.1       Closing Date...........................................................................6

ARTICLE III       SECURITY........................................................................................6
         Section 3.1       Security Interest......................................................................6
         Section 3.2       Pledge Agreement.......................................................................6
         Section 3.3       No Personal Guarantees.................................................................6
         Section 3.4       Mortgages..............................................................................7

ARTICLE IV        CONDITIONS OF LENDING...........................................................................7
         Section 4.1       Conditions Precedent to Loan...........................................................7
         Section 4.2       Compliance.............................................................................8
         Section 4.3       Initial Disbursement Date..............................................................9

ARTICLE V         REPRESENTATIONS AND WARRANTIES..................................................................9
         Section 5.1       Existence and Standing.................................................................9
         Section 5.2       Authorizations, Compliance with Laws...................................................9
         Section 5.3       Capitalization........................................................................10
         Section 5.4       No Consent............................................................................10
         Section 5.5       Binding Obligations...................................................................10
         Section 5.6       Litigation............................................................................10
         Section 5.7       No Default............................................................................10
         Section 5.8       Compliance with Laws..................................................................11
         Section 5.9       Taxes.................................................................................11
         Section 5.10      Title to Properties...................................................................11
         Section 5.11      Certain Transactions; Absence of Undisclosed Liabilities..............................11
         Section 5.12      Solvency..............................................................................11
         Section 5.13      Material Misstatement.................................................................12

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
ARTICLE VI                 COVENANTS OF BORROWER ................................................................12
         Section 6.1       Affirmative Covenants.................................................................12
         Section 6.2       Negative Covenants....................................................................14
         Section 6.3       Reporting Requirements................................................................16

ARTICLE VII                EVENTS OF DEFAULT.....................................................................17
         Section 7.1       Events of Default.....................................................................17
         Section 7.2       Effect of Event of Default............................................................19

ARTICLE VIII               MISCELLANEOUS.........................................................................19
         Section 8.1       No Waiver; Cumulative Remedies........................................................19
         Section 8.2       Amendments............................................................................19
         Section 8.3       Conflicts.............................................................................20
         Section 8.4       Address for Notices...................................................................20
         Section 8.5       Expenses..............................................................................20
         Section 8.6       Binding Effect; Assignment............................................................21
         Section 8.7       Governing Law.........................................................................21
         Section 8.8       Severability of Provisions............................................................21
         Section 8.9       Headings..............................................................................21
         Section 8.10      Rights Affected by Extensions.........................................................22
         Section 8.11      Survival of Representations and Warranties............................................22
         Section 8.12      FCC Compliance........................................................................22
         Section 8.13      Further Assurances....................................................................22
         Section 8.14      Indemnification.......................................................................22
         Section 8.15      Waiver................................................................................23
         Section 8.16      Maximum Interest......................................................................23


                                LIST OF EXHIBITS

                       Exhibit 1        --        Promissory Note
                       Exhibit 2        --        Security Agreement
                       Exhibit 3        --        Pledge Agreement

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of this 19th day of August, 1996, is by and between PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 ("Lender"), and WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company having its principal offices at 6611 Santa Monica Boulevard, Los Angeles, California 90038 ("Borrower").

                               W I T N E S E T H :


         WHEREAS, Borrower is the permittee of television station KBCB(TV), Channel 24, Bellingham, Washington (the "Station");

         WHEREAS, Larry Rogow, Gary Spire and Frank Washington are the Members of the Borrower (individually a "Member" and collectively "Members");

         WHEREAS, Lender and the Borrower have agreed to enter into a Construction Agreement, Lease Agreement and a Time Brokerage Agreement relating to the Station;

         WHEREAS, Lender and the Borrower have entered into an Option Agreement dated as of August 19, 1996 (the "Option Agreement") and Escrow Agreement of the same date, pursuant to which, among other things, Borrower has agreed to sell and Lender has agreed to purchase all of the assets used or useful in the operations of the Station subject to the prior approval of the Federal Communications Commission ("FCC") and the terms and conditions set forth in the Option Agreement;

         WHEREAS, Lender has agreed to make a loan to Borrower in the total principal amount of Three Million Seven Hundred Ninety Seven Thousand Five Hundred Dollars ($3,797,500);

         WHEREAS, such Loan shall be evidenced by a promissory note in the same amount, which shall be issued by Borrower and dated as of the date hereof;

         WHEREAS, the Borrower has agreed to guarantee its obligations under this Agreement and the Note and to secure such guarantee by (i) granting Lender a first party security interest in the Station's assets, ("Security Interest"),
(ii) by the pledge of all of the Members' interests in the Borrower (the "Pledged Shares").

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Lender, Borrower and the Members agree as follows:

ARTICLE I AMOUNT AND TERMS OF THE LOANS

         Section 1.1 The Loan. Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to Borrower in an aggregate principal amount not to exceed at any one time outstanding Three Million Seven Hundred Ninety Seven Thousand Five Hundred Dollars ($3,797,500) (the "Loan").

         Section 1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), payable to the order of Lender and representing the obligation of Borrower to pay Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.4. All references to the "Note" in this Loan Agreement, the Security Agreement and the Pledge Agreement (each as defined in this Loan Agreement) and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.

         Section 1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to eight percent (8%). Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Loan and shall be repaid on a monthly basis commencing thirty
(30) days after the Station begins broadcasting pursuant to program test authority.

         Section 1.4 Principal. The outstanding principal balance of the Loan plus any accrued interest thereon shall be due and payable on March 31, 1999 (the "Maturity Date") except that upon the Closing pursuant to the Option Agreement, all unpaid Principal and Accrued Interest shall be forgiven.

         Section 1.5 Conditions on Repayment.

                  (a) Lender understands and agrees that a completed sale and Closing, pursuant to the Asset Purchase Agreement, shall thereby and at the Closing of the asset purchase extinguish all outstanding obligations of Borrower to pay principal, to repay interest or to pay any other charges with respect to this Loan.

                  (b) In the event that the Lender declines to exercise the option under the Option Agreement during its allowed period, then Borrower shall receive forgiveness of all outstanding obligation to repay principal, interest or any other charges with respect to this Loan.

                  (c) In the event that the Parties enter into an Asset Purchase Agreement, and no such purchase is consummated as the result of Material default by Buyer (Lender here), and provided that Seller (Borrower here) is not in default, then Borrower, in addition to such other relief as it may have, shall receive forgiveness of all outstanding obligation to repay principal, interest or any other charges with respect to this Loan.

                  (d) In the event that the Parties enter into the Asset Purchase Agreement, and thereafter the agreement is terminated by Buyer (Lender), as the result of material default by Seller then Lender, in addition to such other relief as it may have, shall be entitled at its election in writing to accelerate the maturity of the Loan, and all principal and accrued interest shall be repaid by Borrower within 60 days of the termination of the Asset Purchase Agreement.

                  (e) In the event that Lender exercises the Option accorded it by the Option Agreement, and thereafter the Asset Purchase Agreement is terminated, as the result of the Parties being unable to secure an FCC approval of the assignment, notwithstanding their mutual good faith efforts, and neither Party being in default of the provisions of the Asset Purchase Agreement, then the loan shall be forgiven under the same terms and conditions as in subparagraph (c) hereof, and the Buyer shall acquire a 49% membership interest, under the same terms and conditions as in subparagraphs (f) and (g) hereof.

                  (f) In the event that subsections (b), (c), (d) or (e) hereof are triggered, Borrower and its Members shall deliver to Lender, in consideration therefor, a Forty-Nine Percent (49%) ownership interest in Borrower free and clear of all encumbrances. This ownership interest shall be conveyed to Lender at the termination of the Asset Purchase Agreement pursuant to subsections (d) and (e) and at the forgiveness of the Loan pursuant to subsections (b) or (c).

                  (g) At the time of any such conveyance of the ownership interest to Lender, Borrower's Operating Agreement shall be amended to provide that the 51% Members may not, without the consent of the Lender (as 49% Members), cause the Borrower to do any of 14 things enumerated as follows, provided that should the triggering event be a default under Section 1.5(c) hereof, the actions of the 51% Members shall be restricted only to the actions enumerated in Section 1.5(g) items 6, 12, 13 and 14.

                           (1) acquire or agree to acquire any business other
than the Station;

                           (2) [Reserved];

                           (3) become a party to any consolidation, merger,
recapitalization, or other form of reorganization or become a party to any joint venture or other partnership;

                           (4) make, execute, or deliver any assignment for the
benefit of creditors;

                           (5) guarantee the obligation of any person;

                           (6) do any act in contravention of the Operating
Agreement;

                           (7) do any act that would make it impossible to carry
on the business of the Borrower except upon the dissolution of the Borrower in accordance with the Operating Agreement;

                           (8) confess a judgment against the Borrower;

                           (9) use any funds or assets of the Borrower other
than for the benefit of the Borrower;

                           (10) possess Borrower property, or assign any rights
in specific Borrower property, for other than a Borrower purpose;

                           (11) cause or permit any property of Borrower to be
held other than in the name of the Borrower;

                           (12) take any action that would subject the Lender in
its capacity as the 49% owner to personal liability;

                           (13) admit additional Members to the Borrower;

                           (14) enter into any transaction with the 51% owners
or any of their Affiliates; or

                           (15) make any expenditure that is materially
inconsistent with the operating or capital budgets, which are the responsibility of the 51% owner subject to the consent of the Lender; provided that the consent of the Lender to any such expenditure shall not be unreasonably withheld.

                  (h) So long as Lender is a 49% member of Borrower, the Borrower will not sell, transfer assign, or otherwise dispose of any material part of the assets of the Station, without first obtaining a "Bona Fide Offer" with respect to such assets. A "Bona Fide Offer" means a legally sufficient, written offer to purchase the assets described therein, which was made in good faith by an offeror that is not an Affiliate of the Borrower and is financially capable of carrying out the terms of the offer. If the Borrower receives a Bona Fide Offer (regardless whether the Borrower solicited such Bona Fide Offer) and the Borrower desires to accept the Bona Fide Offer, the Borrower shall promptly send a notice to the Lender:

                           (a) containing a true and complete copy of the Bona
Fide Offer, setting forth all the terms and conditions of the proposed sale or other disposition of any material part of the assets of the Station;

                           (b) setting forth the name, business address, and
business or other occupation of the Person making the Bona Fide Offer; and

                           (c) offering to sell the assets that are the subject
of the Bona Fide Offer to the Lender on the terms set forth in the Bona Fide Offer.

                           If the Lender desires to purchase the assets that are
the subject of the Bona Fide Offer pursuant to the Borrower's offer, the Lender shall deliver a written acceptance of the Borrower's offer to the Borrower within ten days after its receipt of the Borrower's offer. After compliance with the foregoing provisions of this Section, if the assets that are the subject of the Bona Fide Offer are not purchased by the Lender, the Borrower may sell those assets so long as:

                           (a) the sale is made to the Person making the Bona
Fide Offer on the terms of the Bona Fide Offer; and

                           (b) the sale is consummated within 120 days after the
deadline for the Lender's acceptance of the Borrower's offer.

         Section 1.6 Information. Borrower agrees to furnish to Lender such information as Lender may reasonably request in connection with the Loan or the Station.

         Section 1.7 Prepayment. Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000) or an integral multiple thereof, provided, however, that Borrower shall reimburse Lender for any prepayment penalty imposed on Lender or its affiliates under their debt agreements or instruments as a result of Borrower's prepayment. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.

         Section 1.8 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

         Section 1.9 Taxes. All sums payable by Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto. If Borrower's is prohibited by law from making payments hereunder or under the Note free of such deductions or withholdings, then Borrower shall pay such additional amount as may be necessary in order that the actual amount received by Lender after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note.

ARTICLE II CLOSING

         Section 2.1 Closing Date. Closing of the transactions contemplated by this Agreement shall occur on the Initial Disbursement Date as that is defined in Section 4.3 hereof (the "Closing Date").

ARTICLE III SECURITY

         Section 3.1 Security Interest. As partial security for the Loan, Borrower shall execute and deliver to Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

         Section 3.2 Pledge Agreement. As further security for the Loan, on or before the Closing Date, the Members shall each execute and deliver to Lender a pledge agreement in the form of Exhibit 3 hereto (the "Pledge Agreement"), pursuant to which the Members pledge to Lender all of their rights and interests in the Borrower.

         Section 3.3 No Personal Guarantees. Lender understands and agrees that the obligation of Borrower to pay interest and to repay principal are secured only as expressly stated herein, and as set forth in the Security Agreement and Pledge Agreement. The three individual sole Members and officers of Borrower in no event obligate personal assets (other than their Membership interests in Borrower) to guarantee, directly or indirectly, or to assure the performance of any duty hereunder.

         Section 3.4 Mortgages. At such time as the Borrower acquires any parcel of real estate, the Borrower shall execute a first mortgage or deed of trust in favor of Lender on such parcel, in form and substance acceptable to Lender (a "Mortgage"). If requested by Lender, the Borrower shall also deliver to Lender with respect to such property one or more of the following documents, each of which shall be in form and substance satisfactory to Lender: (i) fixture filing UCC-1 financing statements, (ii) copies of any lease relating to such property, if any, (iii) executed tenant subordination agreements and estoppel certificates, if applicable, (iv) a survey of such real property, (v) a mortgagee title insurance policy, with such coverage and with such endorsements, including, without limitation, usury, first loss, last dollar, revolving credit, variable rate, doing business, zoning comprehensive, contiguity (as applicable) and survey, to the extent available in the state where the property is located, as Lender may require, and (vi) any other document required by applicable law to create or perfect a mortgage lien with respect to such property or reasonably required by Lender.

ARTICLE IV        CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to Loan. The obligation of Lender to disburse from time to time any portion of the Loan hereunder is subject to the following conditions precedent:

                  (a) The Option Agreement, Construction Agreement, Lease Agreement and Time Brokerage Agreement shall be duly executed by Lender and the Borrower and shall be in full force and effect; and

                  (b) Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to Lender:

                           (i) The Note, duly executed and delivered by
Borrower;

                           (ii) The Security Agreement, together with
appropriate UCC-1 forms duly executed and delivered by the Borrower;

                           (iii) The Pledge Agreement, duly executed and
delivered by the Members, together with ownership certificates;

                           (iv) Certified copies of the resolutions of the
Borrower evidencing approval of the execution, delivery and performance of this Agreement and the Security Agreement and other matters contemplated hereby;

                           (v) Certificates of Good Standing for the Borrower
from the State of Washington issued no more than ten (10) days prior to the Closing Date;

                           (vi) Copies of UCC, judgment and tax lien searches in
each jurisdiction in which Collateral covered by the Security Agreement is located;

                           (vii) With respect to owned real property, if any,
the documents required by Section 3.4;

                           (viii) Copies of the certificates evidencing the
insurance required to be maintained by the Borrower pursuant to Section 6.1(e);

                           (ix) Written evidence, satisfactory to Lender, that
the Borrower holds a valid construction permit issued by the Federal Communications Commission ("FCC") authorizing construction of the Station at the Lyman Mountains site and that the Company has obtained all necessary FAA and zoning approvals/permits for the site;

                           (x) An executed transmitter site lease for the Lyman
Mountain site acceptable to Lender;

                           (xi) Written confirmation that the Station's signal
will be delivered to the four main headends in the Seattle ADI via fiber and/or microwave at a cost acceptable to Lender;

                           (xii) Joint written instructions of Lender and
Borrower to Escrow Agent to release to Lender the escrow deposit held pursuant to the Escrow Agreement; and

                           (xiii) Such other agreements, certificates, opinions
of counsel and documents that Lender may reasonably require.

         Section 4.2 Compliance. All of the representations and warranties of Borrower in this Loan Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, Borrower shall deliver to Lender a certificate, dated as of such date and signed by Borrower, certifying compliance with the conditions of this Section 4.2. Each disbursement of all or a portion of the Loan to Borrower shall in and of itself, constitute a representation and warranty that Borrower as of the date of such Loan, is in compliance with this Section and if Borrower is not in compliance with this Section, Lender shall not be required to disburse such Loan to Borrower.

         Section 4.3 Initial Disbursement Date. Only provided that Borrower has fully and in all respects achieved and certified its compliance pursuant to
Section 4.2 and all conditions of Section 4.1 have been satisfied, then Borrower may at any time request in writing, and Lender shall provide immediately, but in no event later than five business days after the receipt of a request, a Loan or Loans, up to the principal amount provided in this Loan Agreement. The actual receipt by Borrower of the first disbursement shall constitute the Initial Disbursement Date and Closing Date under this Loan Agreement.

ARTICLE V REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

         Section 5.1 Existence and Standing. Borrower is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of their obligations under this Agreement, the Note, any Mortgage, the Security Agreement, and all other documents that have been or will be executed and delivered by Borrower pursuant to this Agreement (the foregoing documents, together with the Pledge Agreement, are collectively, the "Loan Documents").

         Section 5.2 Authorizations, Compliance with Laws. The execution, delivery and performance by Borrower of this Agreement, the Note, any Mortgage, the Security Agreement, and all other documents required to be executed and delivered by Borrower pursuant to this Agreement, and the execution, delivery and performance of the Pledge Agreement by the Members, have been duly authorized by all necessary action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; or the Station or (B) any provision of the Operating Agreement of Borrower; or

(ii) result in a breach of or constitute a default under any agreement or instrument to which Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon Borrower's properties or assets other than as contemplated by this Agreement.

         Section 5.3 Capitalization. All of the issued and outstanding Units of the Borrower have been duly and validly issued are fully paid and nonassessable and are free and clear of any liens, security interests or other claims or encumbrances, except those granted to Lender pursuant to the terms of this Loan Agreement. Except as provided in the Option Agreement or this Agreement, neither the Borrower nor any of the Members has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, stockholders agreement, partnership agreement or otherwise, any ownership or other equity securities or securities convertible into shares of ownership of the Borrower.

         Section 5.4 No Consent. Except for such filings with and approvals of the FCC that may be required in connection with the exercise by Lender of its rights under the Loan Documents, upon an Event of Default, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, is or will be necessary for the valid execution, delivery and performance by Borrower of this Agreement, the Note, any Mortgage, the Security Agreement, or any other document required to be executed and delivered by Borrower pursuant to this Agreement or the Pledge Agreement.

         Section 5.5 Binding Obligations. This Agreement, the Note, any Mortgage, the Security Agreement, the Pledge Agreement and all other documents required to be executed and delivered by Borrower pursuant to this Agreement have been executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower.

         Section 5.6 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Station or the Borrower.

         Section 5.7 No Default. Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which they are a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

         Section 5.8 Compliance with Laws. The Borrower has complied with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

         Section 5.9 Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).

         Section 5.10 Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of Lender.

         Section 5.11 Certain Transactions; Absence of Undisclosed Liabilities. Borrower has an undischarged liability to repay loans advanced by one-time stockholders of a predecessor company, in the amount of $66,933.35. The Parties understand that Lender is remitting at the Closing separately and not as part of the Loan, the sum of $200,000 to Communications Equity Associates, Inc. as brokerage commission. Excepting these transactions and except for (i) obligations arising under the Loan Documents, (ii) liabilities and obligations incurred pursuant to the terms of the Option Agreement, and (iii) liabilities incurred in the ordinary course of business (other than for borrowed money), Borrower has on the date hereof no material liabilities or obligations relating to the Station or otherwise of any nature, whether accrued, absolute, contingent or otherwise.

         Section 5.12 Solvency. Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will Borrower be rendered insolvent by the execution and delivery of this Agreement, the Note or the other Loan Documents to Lender. Borrower is not engaged, and Borrower is not about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder and under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts beyond its ability to pay them as they mature.

         Section 5.13 Material Misstatement. No statement made herein or information, exhibit or report furnished by Borrower to Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

ARTICLE VI        COVENANTS OF BORROWER

         Section 6.1 Affirmative Covenants. So long as the Note shall remain unpaid, Borrower hereby covenants and agrees that it will, unless Lender shall otherwise consent in writing:

                  (a) Payment of Obligations. Pay punctually and discharge for the Borrower when due: (i) all indebtedness heretofore or hereafter incurred;
(ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower or the Members; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                  (b) Preservation of Existence. Preserve and maintain the Borrower's respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                  (c) Maintenance of Properties. Maintain and preserve all of the Borrower's properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                  (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of the Borrower's properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and promptly upon execution thereof provide to Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name Lender as an additional loss payee or additional insured, as applicable, and shall provide that Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                  (f) Operations in Ordinary Course. Continue to operate the Borrower's business in the ordinary course.

                  (g) Perfection of Liens. Do all things requested by Lender to preserve and perfect as first liens and security interests the liens and security interests of Lender arising pursuant to the Security Agreement, the Pledge Agreement, any Mortgage or any other agreement required hereunder.

                  (h) FCC Approval. If counsel to Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement, any Mortgage or any other document delivered to Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then Borrower, at its sole cost and expense, agree to use its best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent.

                  (i) Agreements. Comply with the Borrower's obligations under the Option Agreement, Time Brokerage Agreement, Construction Agreement and Lease Agreement.

                  (j) Information and Inspection. Insure that the Borrower shall furnish to Lender from time to time, upon request, full information pertaining to any covenant, provision or condition hereof, or to any matter connected with its books, records, operations, financial condition, properties, activities or business. At all reasonable times, Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of the Borrower and its books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's affairs, finances and accounts with the management and independent accountants of the Borrower.

         Section 6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, Borrower hereby covenant that it will not, without Lender's prior written approval, permit the Borrower to:

                  (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate at any one time; (ii) obligations or liabilities arising under the indemnification provisions of the Option Agreement.

                  (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                           (i) any security interest or lien created pursuant to
or in connection with this Agreement or securing the Loan, the Security Agreement, the Pledge Agreement, or any Mortgage;

                           (ii) liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                           (iii) materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                           (iv) deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                           (v) any judgment lien, singly or aggregated with
other judgment liens, in an amount less than Fifty Thousand Dollars ($50,000), unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                  (c) Disposition of Assets. Except pursuant to the terms of the Option Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which sales in the ordinary course of business shall expressly not include any transfer or assignment of any FCC License).

                  (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                  (e) Transfer or Issuance of Ownership Interests. Issue or permit the transfer of any Units of the Borrower, or any options, warrants, convertible securities or other rights to purchase an ownership interest in the Borrower. The preceding sentence shall not apply to issuances or transfers to Lender.

                  (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                  (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by Lender with respect to such assets.

                  (h) Ownership Interests. Incur any liability for the purchase, acquisition, redemption or retirement of any ownership interest of the Borrower.

                  (i) Transactions with Affiliates. Enter into any transaction or agreement, other than the Transaction Documents, with any affiliate of the Borrower.

                  (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Twenty Thousand Dollars ($20,000) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                  (k) Adverse Change. Suffer any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower.

                  (l) Cancellation of Debts. Cancel any debts owed to or claims held by the Borrower.

                  (m) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                  (n) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                  (o) Agreements. Terminate, amend or commit any material breach or default under the Option Agreement.

         Section 6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless Lender shall otherwise consent in writing, furnish to Lender:

                  (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.1) of which the Borrower has knowledge, the statement of an authorized Member of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                  (b) Financial Statements. Quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of Borrower for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to Lender, except that Lender may waive the audit requirement and accept a review of the Borrower's financial records.

                  (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five

Thousand Dollars ($5,000) or more and of any other matter of the type described in Section 5.6.

                  (d) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower or the Station as Lender may from time to time reasonably request.

ARTICLE VII   EVENTS OF DEFAULT

         Section 7.1 Events of Default. Under this Agreement, an Event of Default shall be any of the following:

                  (a) Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to Lender when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of five (5) days; or

                  (b) The security interest or lien of Lender in any material portion of the collateral covered by the Security Agreement, Pledge Agreement or any Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                  (c) Any representation or warranty made by Borrower herein, in the Security Agreement or any Mortgage, or in the Pledge Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Mortgage, the Security Agreement or the Pledge Agreement, shall prove to have been incorrect in any material respect when made; or

                  (d) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any Mortgage, or the Borrower shall fail to perform or observe any term, covenant or agreement contained in the Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender; or

                  (e) The Borrower shall fail to pay any indebtedness for borrowed money owing by the Borrower or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                  (f) Either (i) the Borrower shall fail to pay its debts as they mature in the ordinary course of business; or (ii) the Borrower shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or
(iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower and shall remain undismissed for a period of thirty (30) days; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

                  (g) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

                  (h) There shall be a cancellation, denial or revocation of any material FCC License for the Station (including the Construction Permit), the Borrower shall be finally denied renewal of any such FCC License; or

                  (i) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of Fifty Thousand Dollars ($50,000), or (ii) in the aggregate at any time an amount in excess of Fifty Thousand Dollars ($50,000), and in either case not adequately covered by insurance as to which the insurance Borrower has acknowledged coverage, shall be entered or filed against the Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                  (j) Any material change shall occur in assets, (a) the ability of the Borrower, or any other party to a Loan Document (other than Lender) to perform its obligations hereunder, under the Pledge Agreement or under any other Loan Document to which it is a party, (b) the validity or enforceability of this Agreement, the Note, any other Loan Document or the Pledge Agreement, (c) the rights or remedies of Lender under this Agreement, the Note, any other Loan Document, the Pledge Agreement or at law or in equity.

         Section 7.2 Effect of Event of Default. Should an Event of Default occur, Lender shall give Borrower written notice thereof. Upon such notice, Borrower shall have 30 days in which to cure the default. The 30 day opportunity shall not toll any other existing or continuing obligation of Borrower to Lender. Failure to cure the default within the time allowed shall be an Event of Default. Lender may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of Borrower to Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.1(g), all the obligations of Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to Borrower required from Lender. Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, Pledge Agreements, and any Mortgage or Leasehold Mortgage, which provisions are hereby incorporated by reference.

ARTICLE VIII   MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement, the Pledge Agreement or any Mortgage, nor consent to any departure by Borrower therefrom, shall in any event be effective unless in writing, signed by Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         Section 8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement, the Pledge Agreement or any Mortgage, the provisions of this Agreement shall control.

         Section 8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

If to Borrower :           Mr. Larry Rogow
                           World Television of Washington, L.L.C.
                           6611 Santa Monica Boulevard
                           Los Angeles, CA   90038-1311

If to Lender:              Mr. Lowell W. Paxson
                           Paxson Communications of Seattle-24, Inc.
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         Section 8.5 Expenses. Borrower agrees to pay on demand all costs and expenses incurred by Lender directly in the enforcement of this Agreement, the Note, the Security Agreement, any Mortgage, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery or recordation of any instruments and documents to be delivered hereunder. In addition, Borrower agrees to pay (i) all the actual and reasonable costs and expenses of Lender in connection with the negotiation, preparation and execution of the Loan Documents and all the costs of furnishing all opinions by counsel for Borrower, and of Borrower's performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with environmental and insurance requirements;
(ii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan

Documents and the Loan and any consents, amendments, waivers or other modifications hereto or thereto; and (iii) all the actual and reasonable costs and expenses of creating and perfecting liens in favor of Lender pursuant to any Loan Document.

         Section 8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of Lender. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other affiliates of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other affiliate and as necessary or appropriate to receive any payment hereunder and to secure the right to receive such payment (y) to creditors of Lender or its affiliates as security for indebtedness of Lender or such affiliates. For purposes of this section, the term affiliate shall mean, as applied to any entity or individual, any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or otherwise by contract.

         Section 8.7 Governing Law. This Agreement, the Note, the Security Agreement, the Pledge Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof.

         Section 8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Pledge Agreement, the Security Agreement, or any Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         Section 8.9 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.10 Rights Affected by Extensions. The rights of Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of Borrower or any endorser, guarantee, or surety.

         Section 8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of Borrower to Lender hereunder have been paid in full.

         Section 8.12 FCC Compliance. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the other Loan Documents, Lender's remedies hereunder and under the other Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC, and Lender will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment of any FCC authorization held by the Borrower or any change of control of the Station if such assignment or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower by Lender or control, affirmative or negative, direct or indirect, of the Borrower by Lender, over the programming, management or any other aspect of the operation of the Borrower, which ownership and control remain exclusively and at all times in the Borrower until such time as Lender has complied with such law, rules, regulations and policies.

         Section 8.13 Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of Lender hereunder or thereunder.

         Section 8.14 Indemnification. Borrower hereby indemnifies and holds harmless Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

         Section 8.15 Waiver. EACH OF LENDER AND BORROWER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/Borrower RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

         Section 8.16 Maximum Interest. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

                           (i) if any excess of interest in such respect is
herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

                           (ii) if at any time the amount of interest under any
of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

                           (iii) if the maturity of any Loan Document is
accelerated for any reason, or in the event of any prepayment by Borrower , or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

                           (iv) if it should be held that any interest payable
or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                           (v) the spreading, prorating and amortizing of
interest over the Maturity Date of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          PAXSON COMMUNICATIONS
                                          OF SEATTLE-24, INC.



                                          By: /s/ Anthony L. Morrison
                                             --------------------------------

                                          Name:   Anthony L. Morrison
                                          Title:  Vice President

                                          WORLD TELEVISION OF
                                          WASHINGTON, L.L.C.



                                          By:
                                             --------------------------------

                                                                       EXHIBIT 1

                                 PROMISSORY NOTE



$3,895,500                                                       _______________


         FOR VALUE RECEIVED, the undersigned, WORLD TELEVISION OF WASHINGTON, L.L.C., with its address at 6611 Santa Monica Boulevard, Los Angeles, California 90038 (the "Maker"), promises to pay to the order of PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation with its address at 601 Clearwater Park Road, West Palm Beach, Florida, 33401 (the "Payee"), or its designee, in the manner set forth below, the principal sum of Three Million Eight Hundred Ninety Five Thousand Five Hundred Dollars ($3,895,500), together with interest thereon as provided herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

                  1. The holder of this Note is authorized to endorse the date and amount of each loan evidenced hereby and each payment of principal and/or interest with respect thereto on Schedule A annexed hereto and made a part hereof, but the failure of the holder of this Note to make such endorsement shall not affect the rights of the Payee or the obligations of the Maker under this Note, the Loan Agreement dated as of August 19, 1996, between Maker and Payee (the "Loan Agreement") and any documents executed in connection therewith or under applicable law.

                  2. The principal balance of and all interest on the Loan evidenced hereby shall be due and payable as provided in Sections 1.3 and 1.4 of the Loan Agreement.

                  3. This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Maker in relation thereto. Neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of or interest on this Note when due.

                  4. In the event any installment of principal or interest on this Note is not paid when due, whether such installment comes due by acceleration or otherwise, such installment shall bear interest equal to the lower of the highest rate permitted by law or 18% per annum from and after the due date thereof until paid in full.

                  5. The payment of this Note is secured by a Security Agreement and Pledge Agreement, all as more fully identified in the Loan Agreement.


                  6. Payment upon this Note shall be made by check or checks payable to the Payee at 601 Clearwater Park Road, West Palm Beach, Florida, 33401, or such other place as the Payee or a subsequent holder of this Note shall designate to the Maker in writing, in lawful money of the United States of America.

                  7. This Note may be prepaid by the Maker, in whole or in part in integral multiples of Ten Thousand Dollars ($10,000), at any time without premium or penalty. Each prepayment on this Note shall be applied to installments of principal payable on this Note in the inverse order of maturity.

                  8. The Maker hereby waive any defenses based upon, and specifically assents to, any and all extensions and postponements of the time of payment and all other indulgences or forbearances which may be granted to any party liable hereon by the Payee or any subsequent holder of this Note.

                  9. The Maker hereby waive presentment, demand for payment, notice of protest, notice of non-payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                  10. No delay or omission on the part of the Payee or any subsequent holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any other occasion.

                  11. No single or partial exercise by the Payee or any subsequent holder hereof of any power hereunder shall preclude any other or future exercise thereof or the exercise of any other power.

                  12. If any Event of Default shall occur, the Payee shall be under no further obligation to make any Loan or advances of any Loan under the Loan Agreement and the Payee may at its option by written notice to the Maker declare the entire unpaid principal amount of this Note, together with all unpaid interest and all other amounts payable under the Loan Agreement and every other obligation of the Maker to the Payee, immediately due and payable, whereupon this Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are, except as expressly provided in the Loan Agreement, hereby expressly waived by the Maker; provided, however, that in the case of an Event of Default under Section 7.1(g) of the Loan Agreement, all of the obligations of the Maker under the Loan Agreement and this Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Maker required from the Payee. The Payee shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Loan Agreement, any Mortgage, the Security Agreement or Pledge Agreement.

                  13. The Maker shall pay on demand of the Payee or any subsequent holder of this Note all costs of collection, including reasonable attorneys' fees incurred by the Payee or such holder in enforcing collection of this Note on default. However, if any litigation arises between the parties in connection with this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

                  14. No provision of this Note shall be modified except by a written instrument executed by the Maker and by the Payee or a subsequent holder hereof expressly referring to this Note and to the provision modified.

                  15. This Note and the provisions hereof are to be binding on the assigns or successors of the Maker and shall be enforceable in accordance with the laws of the State of Florida (without regard to the conflicts of law provisions thereof).

                  16. The provisions of this Note are hereby declared to be severable and if any such provision or the application of any such provision to any person or in any circumstances shall be held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not be construed to affect the validity or constitutionality of any of the remaining provisions as applied to such person, or in circumstances other than those as to which it is held invalid.


[SEAL]                            WORLD TELEVISION OF WASHINGTON, L.L.C.



                                  By:__________________________________

                                   SCHEDULE A


Date              Amount of Loan                Amount Repaid          Unpaid Balance            Notation Made By
-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

-----             --------------                -------------          --------------            ----------------

                                                                       EXHIBIT 2

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is dated as of this ___ day of _______, 1996, by and between WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company (the "Debtor"), and PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation (the "Secured Party").


                              W I T N E S S E T H:


         WHEREAS, Debtor and Secured Party are parties to various Agreements dated as of August 19, 1996 relating to Television Station KBCB(TV), Bellingham, Washington
("Station");

         WHEREAS, Debtor and Secured Party have also entered into a Loan Agreement dated as of August 19, 1996 (the "Loan Agreement"), pursuant to which Secured Party has agreed to make a loan (the "Loan") to the owners of the Debtor in an amount up to Three Million Seven Hundred Ninety Seven Thousand Five Hundred Dollars ($3,797,500);

         WHEREAS, the Debtor has executed a promissory note of even date herewith (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), evidencing their indebtedness to the Secured Party under the Loan Agreement; and

         WHEREAS, the Loan Agreement requires Debtor to execute and deliver to Lender this Security Agreement to secure its obligations under the Loan Agreement and the Note by granting Secured Party a security interest in substantially all of Debtor's personal property.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and the Secured Party's extension of the Loan pursuant to the Note and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and the Debtor agree as follows:

ARTICLE 1. GRANT OF SECURITY INTEREST

         In order to secure the payment of any and all amounts (a) loaned by Secured Party to the owners of the Debtor pursuant to the Agreement and the Note, plus interest accrued thereon and all other obligations of the Debtor to Secured Party (being hereinafter collectively referred to as the "Obligations"), Debtor hereby grants to Secured Party a first priority security interest in all of Debtor's right, title and interest in and to all of its personal property, both tangible and intangible and of every kind and description, whether now or hereafter existing, or now owned or hereafter acquired, and wherever located, and all proceeds, products, replacements, additions, accessions and/or substitutes therefor, including, without limitation, all goods, machinery, equipment, furniture, furnishings, fixtures, inventory, accounts, chattel paper, instruments and general intangibles, as such terms, may be defined in the Uniform Commercial Code in the jurisdiction in which such assets are located, including, without limitation, all properties and assets of Debtor used or useful in the construction and operation of the Station, and the proceeds and products of any and all of the foregoing assets and properties described in this Article 1, including proceeds of insurance policies relating to any and all of the foregoing assets and properties; provided, however, that such security interest does not include any permits or licenses granted by the FCC to the extent that Debtor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, and any other licenses to the extent the transfer or pledging thereof is prohibited by the granting authority.

                  All of the foregoing shall be hereinafter referred to as the "Collateral."

ARTICLE 2.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                  DEBTOR

         Debtor represents, warrants and covenants that:

                  (a) the Collateral (and all records pertaining thereto) will at all times be kept at the locations specified on Exhibit A hereto and Debtor will not change the location at which any of the Collateral is usually kept or the location of its chief executive office or principal place of business without giving thirty (30) days' prior written notice to Secured Party;

                  (b) Debtor owns and has possession of the Collateral except that portion to be hereafter acquired;

                  (c) all the Collateral is genuine and enforceable and free from liens, adverse claims, charges, encumbrances, taxes or assessments, other than the liens created hereby, and Debtor shall defend the same against all claims and demands of all persons at any time claiming against the same or any interests therein adverse to Secured Party;

                  (d) all items of the Collateral comply with applicable laws, including, where applicable, Federal Reserve Regulations and any state consumer credit and usury laws;

                  (e) no financing statement covering any of the Collateral, and naming any secured party other than Secured Party, is on file in any public office;

                  (f) Debtor will, at its sole cost and expense, maintain, replace, repair, service and take other action as may be necessary from time to time to keep and preserve its inventory, machinery and equipment in general repair and good working order and any inventory, machinery or equipment which wears out or is destroyed will be replaced or restored if necessary for the operation of the business of Debtor in the ordinary course. Debtor will within 10 days notify Secured Party of any event comprising loss or decrease in the value of the Collateral in excess of $20,000;

                  (g) Debtor will comply with all laws, rules and regulations relating to, and shall pay prior to delinquency, all license fees, registration fees, taxes and assessments and all other charges, which may be levied upon or assessed against, or which may become security interests, liens or other encumbrances upon the ownership, operation, possession or maintenance of the Collateral; provided that Debtor shall not be required to comply with any such law, rule or regulation or to pay any such tax or assessment or other such charge, the validity of which is being contested by Debtor in good faith by appropriate proceedings commenced and prosecuted with due diligence and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles;

                  (h) Debtor will execute and at its expense file and refile such financing statements, continuation statements and other documents in such offices as Secured Party may deem necessary or appropriate in order to protect or preserve Secured Party's security interest in the Collateral;

                  (i) Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any material part of the Collateral (including proceeds) subject hereto, or any part thereof or interest therein at any time other than in the ordinary course of business and in exchange for Collateral of like value in which Secured Party shall have a security interest;

                  (j) Debtor will at all times keep accurate records with respect to the Collateral which are as complete and comprehensive as those which are customarily maintained by those engaged in similar businesses, and Secured Party will have the right to inspect such records at such times and from time to time as Secured Party may reasonably request;

                  (k) Debtor will provide any service and do any other acts or things necessary to keep the Collateral free and clear of all defenses, rights of offset and counterclaims. Secured Party may, at any time prior to termination hereof, require Debtor from time to time to deliver to Secured Party (i) schedules describing all the Collateral subject hereto, and (ii) instruments and chattel paper included in the Collateral, appropriately assigned and endorsed to Secured Party;

                  (l) Debtor will maintain such insurance on the Collateral as may be reasonably required by Secured Party. In the event of failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and Debtor hereby promises to pay Secured Party on demand the amount of any disbursements made by Secured Party for such purpose. Risk of loss or damage shall accrue to Debtor to the extent of any deficiency in any effective insurance. Debtor shall furnish to Secured Party certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions. Debtor shall give immediate written notice to Secured Party and to the insurers of any loss or damage to the Collateral or any part thereof in excess of $20,000 and shall promptly file all necessary or appropriate proof of loss with the insurers. Any amounts collected or received under any such insurance policies may be applied by Debtor either to the replacement or restoration of the Collateral or to any of the Obligations secured hereby in the manner provided in Article 8 hereof; and

                  (m) Debtor shall not change its name, identity or corporate structure, voluntarily or involuntarily, without giving 30 days' prior written notice to Secured Party.

ARTICLE 3.        AUTHORITY TO COLLECT

         Except as otherwise hereinafter set forth, unless and until the occurrence of an event which constitutes an Event of Default under the Loan Agreement, Debtor shall continue to collect, and upon the occurrence of such an event, Debtor may, at the direction of Secured Party, continue to collect, at its own expense, all amounts due and to become due under any accounts, chattel paper, instruments or general intangibles and in connection therewith may take such action as it may deem necessary, advisable, convenient or proper for the enforcement, collection, adjustment, settlement or compromise thereof.

ARTICLE 4.        REMEDIES

         Upon the occurrence of an Event of Default, as defined in the Loan Agreement, Secured Party shall have the right to declare immediately due and payable all of the Obligations, without other notice or demand, and to terminate any commitments to make loans or otherwise extend credit to Debtor. Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and all other rights, privileges, powers and remedies provided by law or equity.

                  Without limiting the generality of the foregoing, after the occurrence of an Event of Default:

                  (a) Secured Party shall have the power to notify the account debtor or debtors obligated under any accounts, chattel paper, instruments and general intangibles of the assignment of such accounts, chattel paper, and general intangibles to Secured Party and of its security interest therein and to direct such account debtor or debtors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification to the account debtor or debtors, to enforce collection of any thereof in the same manner and to the same extent as Debtor might have done. The funds so collected shall be held as security for the payment of the Obligations secured hereby and applied in the manner provided in Article 8 hereof.

                  Debtor hereby constitutes and appoints Secured Party as its true and lawful attorney, in the place and stead of Debtor and with full power of substitution, either in Secured Party's own name or in the name of Debtor, to ask for, demand, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any account, chattel paper, instruments and general intangibles, to endorse checks, drafts, orders and other instruments for the repayment of monies payable to Debtor on account thereof, and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Secured Party to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or to take any action with respect to any account, chattel paper, instruments or general intangible or the monies due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by Secured Party with respect to any account, chattel paper, instruments or general intangible shall give rise to any defense, counterclaim or set off in favor of Debtor or to any claim or action against Secured Party;

                  (b) Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of the Collateral;

                  (c) Debtor will not dispose of the Collateral, except on terms approved in writing by Secured Party;

                  (d) Debtor will collect, assemble and deliver all of the Collateral and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party; and

                  (e) Secured Party may, to the extent permitted by law, enter onto Debtor's premises and take possession of the Collateral, and assign, sell, lease or otherwise dispose of Debtor's interest in the Collateral for the account of Debtor and Debtor shall then be liable for the difference between the payments and other amounts due under the Note and amounts received pursuant to such assignment or contract of sale or lease or other disposition of Debtor's interest in the Collateral and the amount of such difference shall then be immediately due and payable. Secured Party may, in its sole discretion, designate a custodian or agent to take physical possession of the Collateral. Secured Party shall give Debtor reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is mailed, by first class mail, postage prepaid, to Debtor at its address set forth in Article 15 hereof or such other address as Debtor may by notice have furnished Secured

Party in writing for such purpose, at least fifteen (15) days prior to the time of such sale or other intended disposition.

                  All notices of public or private sale shall specify that the assignment of any FCC permit or license for the Station must first be approved by the FCC and such notice shall be given to all persons attending a public sale. Debtor agrees that it will join and cooperate fully with Secured Party or with the successful bidder or bidders at any public or private sale in the filing of an application, and furnishing any additional information that may be required in connection with such application, requesting the FCC's prior approval of the assignment of such license or permit for the Station to Secured Party or the successful bidder or bidders. Debtor will take such further actions, or cause such further actions to be taken that may be necessary or desirable to obtain such FCC approval and will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be necessary or desirable in connection with such approval. The parties agree that the Collateral and the permit or license shall not be assigned and transferred to separate parties.

                  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

ARTICLE 5.        POWERS OF SECURED PARTY

         Debtor appoints Secured Party as its true attorney in fact to perform any of the following powers, which are coupled with an interest, and are irrevocable until termination of this Security Agreement and may be exercised by Secured Party's officers and employees, or any of them, upon the occurrence of an Event of Default under the Loan Agreement:

                  (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise;

                  (b) to give notice of Secured Party's rights in the Collateral, to enforce the same, and make extension agreements with respect thereto;

                  (c) to release persons liable on the Collateral and to give receipts and acquittance and compromise disputes in connection therewith;

                  (d)    to release security;

                  (e)    to resort to security in any order;

                  (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment and applications or registration or like papers to perfect, preserve or release Secured Party's interest in the Collateral;

                  (g) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise;

                  (h) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Collateral;

                  (i) to prepare, adjust, execute, deliver and receive payment under insurance claims;

                  (j) to exercise all rights, powers and remedies which Debtor would have, but for this Security Agreement, under all of the Collateral subject to this Security Agreement; and

                  (k) to do all acts and things and execute all documents in the name of Debtor or otherwise deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

ARTICLE 6.        REMITTANCES

         Debtor agrees that upon the occurrence and during the continuance of an event which constitutes an Event of Default under the Loan Agreement, all cash or proceeds received by Debtor as a result of the sale, lease or other disposition of any Collateral, whether received by Debtor in the exercise of its collection rights hereunder or otherwise, shall be, at Secured Party's discretion, remitted to Secured Party or deposited to an account for the benefit of Secured Party (according to its instructions) in the form received (properly endorsed to the order of Secured Party or for collection in accordance with Secured Party's instructions) not later than the banking business day following the day of receipt, to be held as security for the payment of the Obligations secured hereby and applied by Secured Party as provided in Article 7 hereof. Debtor agrees not to commingle any such collections or proceeds with any of its other funds or property and agrees to hold the same upon an express trust for Secured Party until remitted to Secured Party.

ARTICLE 7.        APPLICATION OF PROCEEDS

         Except as expressly provided elsewhere in this Security Agreement, all proceeds of the sale of the Collateral by Secured Party hereunder, and all other monies received by Secured Party pursuant to the terms of this Security Agreement (whether through the exercise by Secured Party of its rights of collection or otherwise), including, but not limited to, any awards or other amounts payable upon any condemnation or taking by eminent domain, shall be applied, as promptly as is practicable after the receipt thereof by Secured Party as follows:

         FIRST: to the payment of all fees and expenses incurred by Secured Party or any custodian appointed hereunder, if not previously paid by Debtor, and all expenses incurred by Secured Party in connection with any sale of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and fees and expenses of counsel to Secured Party in connection therewith, to the payment of all expenses to be paid by Debtor pursuant to Article 16 of this Security Agreement, and to the payment of all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder to the account of Debtor and the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not theretofore have been reimbursed to Secured Party by Debtor;

         SECOND: to the payment to Secured Party of the interest then due and payable on the Note;

         THIRD: to the payment to Secured Party of the principal then due and payable on the Note;

         FOURTH: to the payment to Secured Party of any other amount owing to Secured Party under any other agreement of Debtor with Secured Party; and


         FIFTH: only if all of the foregoing have been paid in full, to Debtor.

         Notwithstanding the sale or other disposition of any Collateral by Secured Party hereunder, Debtor shall remain liable for any deficiency.

ARTICLE 8.        RIGHTS CUMULATIVE

         The rights, privileges, powers and remedies of Secured Party shall be cumulative and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any other of them. No delay or failure of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy. Nor shall any single or partial exercise of any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy affect such right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing and shall not constitute a waiver of any subsequent or other default. Failure of Secured Party to insist upon strict performance or compliance by Debtor of any covenants, warranties or agreements in this Security Agreement shall not constitute a waiver of any subsequent or other failure to perform or comply with any covenants, warranties or agreements.

ARTICLE 9.        CONTINUING AGREEMENT

         This is a continuing agreement and shall remain in full force and effect and be binding upon Debtor and the successors and assigns of Debtor until all of the Obligations shall have been fully satisfied and discharged.

ARTICLE 10.       REINSTATEMENT OF AGREEMENT

         If Secured Party shall have proceeded to enforce its rights under this Security Agreement and such proceedings shall have been discontinued or abandoned for any reason prior to the issuance of any judgment or award, then Debtor and Secured Party shall be restored respectively to their positions and rights hereunder, and all rights, remedies and powers of Debtor and Secured Party shall continue as though no such proceeding had been initiated. In the event of litigation arising under this Security Agreement, the prevailing party shall be entitled to, in addition to all other damages and remedies, reasonable attorneys' fees.

ARTICLE 11.       ASSIGNMENT

         Secured Party may assign and transfer any of the Obligations of Debtor and may deliver the Collateral, or any part thereof, to the assignee or transferee of any such obligation, who shall become vested with all the rights, remedies, powers, security interests and liens herein granted to Secured Party in respect thereto; and Secured Party shall thereafter be relieved and fully discharged from any liability or obligation under this Security Agreement. Debtor shall not have the right to assign this Security Agreement without the prior written consent of Secured Party.

ARTICLE 12.       DUTIES WITH RESPECT TO COLLATERAL

         With respect to the Collateral, Secured Party shall be under no duty to send notices, perform services, pay for insurance, taxes or other charges or take any action of any kind in connection with the management thereof and its only duty with respect thereto shall be to use reasonable care in its custody and preservation while in its possession, which shall not include any steps necessary to preserve rights against prior parties.

ARTICLE 13.       PERFORMANCE OF OBLIGATIONS BY SECURED PARTY

         If Debtor shall fail to do any act or thing which it has covenanted to do hereunder, or if any representation or warranty of Debtor shall be breached, Secured Party may (but shall not be obligated to) perform such act or thing on behalf of Debtor or cause it to be done or remedy any such breach, and there shall be added to the liabilities of Debtor hereunder the cost or expense incurred by Secured Party in so doing, and any and all amounts expended by Secured Party in taking any such action shall be repayable to it upon demand being made to Debtor therefore and shall bear interest at the rate provided for in the Note, from and including the date advanced to the date of repayment.

ARTICLE 14.       MISCELLANEOUS

         After due consideration and consultation with its attorneys, Debtor voluntarily and knowingly, to the extent permitted by law, agree as follows: (a) Debtor waives presentment, protest, notice of protest, notice of dishonor and notice of nonpayment with respect to the Collateral to which Secured Party is entitled hereunder; (b) Debtor waives any right to direct the application of payments or security for the Obligations of Debtor hereunder, or the indebtedness of customers of Debtor, and any right to require proceedings against others or to require exhaustion of the security; (c) Debtor consents to the extension or forbearance of the terms of the Obligations or indebtedness of customers, the release or substitution of security, and the release of guarantors, if any; and (d) Debtor waives notice or a judicial hearing prior to the exercise by Secured Party of any right or remedy provided by this Security Agreement and also waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions of this Security Agreement on the grounds that the sale was consummated without a prior judicial hearing.

ARTICLE 15.       NOTICES

         All notices or demands of any kind which may be required or which Secured Party desires to serve upon Debtor under the terms of this Security Agreement shall be served upon Debtor by personal service or by mailing a copy thereof by first class mail, postage prepaid, addressed to Debtor, at the address set forth in Article 8 of the Loan Agreement.

ARTICLE 16.       EXPENSES

         Debtor agrees to pay on demand all fees, costs and expenses of Secured Party, or of any custodian or agent designated by Secured Party, including the fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by Secured Party in connection with the enforcement of this Security Agreement or any other instrument or document delivered pursuant hereto.

ARTICLE 17.       LAW APPLICABLE

         This Security Agreement shall be governed by and construed in accordance with the laws of the State of Florida other than the conflicts of law provisions thereof.

ARTICLE 18.       SEVERABILITY OF PROVISIONS

         If any provision of this Security Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Security Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.


                                     WORLD TELEVISION OF WASHINGTON,
                                     L.L.C.



                                     By:_______________________________________
                                              Name:
                                              Title:




                                     PAXSON COMMUNICATIONS OF
                                     SEATTLE-24, INC.




                                     By:_______________________________________
                                              Name:
                                              Title

                                    EXHIBIT A

                           LOCATION OF THE COLLATERAL

                                                                       EXHIBIT 3

                                PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT, made and entered into as of this ___ day of ________, 1996 by and among LARRY ROGOW, GARRY SPIRE AND FRANK WASHINGTON, (the "Pledgors"), and PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation (the "Pledgee");

                              W I T N E S S E T H:

                  WHEREAS, World Television of Washington, L.L.C., (the "Company"), and the Pledgee have entered into certain Agreements of even date herewith (the "Agreements") relating to Television Station KBCB(TV), Bellingham, Washington;

                  WHEREAS, the Pledgors are the Members of the Company and therefore will obtain a material benefit from the agreements of the Company with Pledgee;

                  WHEREAS, Pledgee has entered into a Loan Agreement of even date herewith (the "Loan") with the Pledgors; and

                  WHEREAS, the Agreement provides for the Pledgors to enter into this Pledge Agreement as additional security for the Loan;

                  NOW, THEREFORE, in consideration of loans, credit or other financial accommodation extended or continued from time to time to the Company by the Pledgee, the Pledgors do hereby agree as follows:

                  1.       Pledge.

                           (a) The Pledgors hereby grant to the Pledgee a first
priority security interest in and pledge, assign and deliver the Certificate(s) described in Exhibit A annexed hereto, constituting all the issued and outstanding ownership interests of the Company owned by the Pledgors (the "Certificates"), accompanied by all powers, duly executed in blank.

                           (b) The Pledgors and the Pledgee agree that the
Certificates shall be held on the terms and conditions hereinafter set forth as collateral security for the obligations of the Company to the Pledgee under the Agreement and the promissory note issued pursuant thereto (the "Note").

                  2. Representations and Warranties. The Pledgors represent and warrant to the Pledgee as follows:

                           a) that the Certificates constitute all outstanding
ownership of the Company;

                           b) that the Certificates are fully paid and
nonassessable and are not subject to any liens, charges or encumbrances whatsoever;

                           c) that there are no existing options, warrants or
other rights to purchase any Company interests;

                           d) that the execution, delivery and performance of
this Pledge Agreement will not conflict with, result in a breach of or constitute a default under any indenture or agreement to which the Pledgors or the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of its property or assets;

                           e) this Pledge Agreement constitutes the legal, valid
and binding obligation of the Pledgors, enforceable in accordance with its terms;

                           f) the Pledgors have all requisite power and
authority to enter into this Pledge Agreement and to carry out the transactions contemplated hereby; and

                           g) no consent or approval of any person or entity,
other than the Federal Communications Commission (the "FCC"), is or will be required in connection with the execution, delivery and performance of this Pledge Agreement.

                  3. Term. The Pledgee shall hold the Certificates as security for the performance by the Pledgors of their obligations and liabilities under the Agreement and the Note, and the Certificates shall be held by the Pledgee until the principal and interest due on the Note are paid in full and the Loan Agreement shall have terminated, at which time the Pledgee shall deliver the Certificates to the Pledgors free and clear of this Pledge Agreement, and this Pledge Agreement shall thereupon terminate.

                  4. Voting. While the Certificates continue to be held by the Pledgee, such Certificates shall remain in the name of the Pledgors and the Pledgors shall have and exercise all rights of ownership. If an Event of Default, as such term is defined in the Agreement, the provisions of which Agreement are hereby incorporated by reference herein, shall occur, in addition to the remedies set forth in Section 6 hereof, the Pledgee shall be entitled, subject to the prior approval of the FCC, to exercise all of the power of an owner with respect to the Certificates and receive, on account of the obligations evidenced by the Note, all sums distributed by the Company with respect to the Certificates.

                  5. Certificate Adjustments. The Pledgors agree that in the event that during the term of this Pledge Agreement any reclassification, readjustment or other change is declared or made with respect to the Certificates, or any subscription, warrant or other right is exercisable with respect to the Certificates, it shall cause all new, substituted or additional ownership interests issued by reason of any such change to be delivered to the Pledgee and to be held by the Pledgee under the terms of this Pledge Agreement in the same manner as the Certificates originally pledged hereunder. There likewise shall be deposited with the Pledgee, to be added to the pledged property and subject to the pledge, any and all additional issued interests in the Company to the Pledgors by way of dividends, new securities or otherwise, to the end that the Pledgee will at all times hold, subject to the pledge, all issued and outstanding ownership of the Company owned by the Pledgors.

                  6. Remedies. If an Event of Default, as such term is defined in the Agreement, shall occur, the Pledgee may, after fifteen (15) days' prior notice to the Pledgors, sell, assign and deliver the whole or, from time to time, any part of the Certificates or any interest or part thereof, at any private sale or at public auction, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee reasonably may determine to be commercially reasonable. The Pledgee shall give the Pledgors reasonable notice of the time and place of any public sale of the Certificates or the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of such sale or other intended disposition is mailed, by certified or registered mail, return receipt requested, to the Pledgors at the address set forth in Section 9 at least fifteen (15) days prior to the time of such sale or other intended disposition; provided that all notices of such sale shall specify that transfer of any interest representing control of the Company must first be approved by the FCC and similar notice shall be given to all those attending such sale. The Pledgors hereby waive and release any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Pledgee may bid for and purchase for its own account the whole or any part of the Certificates so sold, free from any such right or equity of redemption. After obtaining all required consents from the FCC and upon completion of the sale, Pledgee shall deliver the Certificates, or any portion thereof, to the purchaser or purchasers thereof. The net proceeds of any such sale shall be applied as follows:

                           i) First, to the expenses of the sale and enforcement
of this Pledge Agreement, including but not limited to, the expenses of advertising, preparing and prosecuting any necessary FCC application, and attorneys' fees and expenses;

                           ii) Second, to the payment of interest under the
Note;

                           iii) Third, to the payment of the principal of the
Note; and

                           iv) Fourth, only after payment in full of the above,
to the payment to the Pledgors of any excess proceeds, subject to the receipt of notice of and the provisions of any other agreement between the parties with respect to the disposition of said excess proceeds or unsold shares. Notwithstanding the sale or other disposition of the Certificate by the Pledgee hereunder, the Company shall remain liable for any deficiency.

                  All notices of public or private sale shall specify that the assignment of the broadcast licenses(s) of the Television Station KBCB(TV), Bellingham, Washington must first be approved by the FCC and such notice shall be given to all persons attending a public sale. The Pledgors agree that they will join and cooperate fully with the Pledgee or with the successful bidder or bidders at any public or private sale in the filing of an application, and furnishing any additional information that may be required in connection with the application with the FCC, requesting the FCC's prior approval of the assignment of the licenses of the Station to the Pledgee or the successful bidder or bidders. The Pledgors will take such further actions, or cause such further actions to be taken that may be necessary or desirable to obtain such FCC approval and will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be necessary or desirable in connection with such approval. The parties agree that the assets and license(s) shall not be assigned and transferred to separate parties.

                  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgors, and the Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Pledgors and the Pledgee hereby agree to use good faith efforts to answer FCC inquiries, if any, with respect to obtaining the aforementioned FCC approvals and shall otherwise seek said approvals diligently, each taking all steps reasonably necessary or desirable to expedite the procurement of such approvals. Neither failure nor delay on the part of the Pledgee to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding any other provision of this Pledge Agreement to the contrary, any foreclosure of or disposal of the Certificates under the terms of this Pledge Agreement upon the occurrence of an Event of Default under the Agreement shall be made pursuant to Section 310 of the Communications Act of 1934, as amended, and to the applicable rules and regulations of the FCC, as amended, and, if and to the extent required, after prior written approval of the FCC.

                  7. Encumbrances. During the term of this Pledge Agreement specified in Section 3, the Pledgors shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the partnership interests represented by the Certificates unless said mortgage, pledge or encumbrance is subject to a subordination agreement satisfactory to the Pledgee.

                  8. Miscellaneous.

                           8.1 Transfer taxes, if any, applicable to any
transfer of the Certificates upon the occurrence of an Event of Default or upon termination of the Pledge Agreement shall be payable by the person or persons to whom the shares are being transferred, provided, however, that the Pledgors agree to reimburse the Pledgee promptly for all such transfer taxes which the Pledgee may be required to pay.

                           8.2 No single or partial exercise of any power
hereunder shall preclude other or future exercise thereof or the exercise of any other power. The holder of the Note may proceed against any portion of the security held therefor in such order and in such manner as the holder may see fit, without waiver of any rights with respect to any other security.

                           8.3 The Pledgee may deal in any manner with the Note,
the Agreement or any other agreement required thereby without notice to or the consent of the Pledgors, including, without limitation, in the following manner:

                                    (a) to modify, supplement or otherwise
change any terms of the Note, the Agreement or any such other agreement; to grant any extension or renewal of the Note, the Agreement or such other agreement; to grant any other waiver or indulgence with respect to the Note, the Agreement or such other agreement and to effect any release, compromise or settlement with respect to the Note, the Agreement or such other agreement; and

                                    (b) to consent to the substitution, exchange
or release of all or any part of any other security at any time held by the Pledgee as security or surety for the obligations secured hereby.

                  9. Notices. All notices required to be sent hereunder shall be in writing and shall be sent by registered mail, return receipt requested, to the parties as follows:

                           To the Pledgors:

                           Messrs. Larry Rogow, Garry Spire
                             and Frank Washington
                           6611 Santa Monica Boulevard
                           Los Angeles, CA   90038-1311

                           To the Pledgee:

                           Paxson Communications of Seattle-24, Inc.
                           601 Clearwater Park North
                           West Palm Beach, Florida   33401


Addresses may be changed by notice in writing to the other parties. All such notices and other communications shall be effective on the date set forth on the return receipt.

                  10. Choice of Law, etc. This Pledge Agreement shall be construed and enforced under and governed by the laws of the State of Florida, other than the conflicts of law provisions thereof. The parties agree to the exclusive jurisdiction and venue of the state or federal district court for the district including Palm Beach, Florida. This Pledge Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Pledge Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. This Pledge Agreement shall be binding on the successors, assigns, and legal representatives of the parties hereto and shall inure to the benefit of and be enforceable by their successors, assigns, and legal representatives; provided, however, that neither the Certificates nor this Pledge Agreement may be assigned or transferred in whole or in part, voluntarily or involuntarily, by the Pledgors without the prior written consent of the Pledgee, and the Pledgee may assign this Pledge Agreement and all of its rights hereunder without any consent of the Pledgors. The headings of this Pledge Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. The Pledgors shall take such further actions as may be reasonably requested by the Pledgee from time to time in order to perfect the security interest of the Pledgee hereunder and to assure and confirm onto the Pledgee its rights, powers and remedies hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on their behalf all as of the day and year first above mentioned.

WITNESS:                              LARRY ROGOW




----------------------------          -----------------------------------------





WITNESS:                              GARRY SPIRE




----------------------------          -----------------------------------------





WITNESS:                              FRANK WASHINGTON



----------------------------          -----------------------------------------





WITNESS:                              PAXSON COMMUNICATIONS
                                      OF SEATTLE-24, INC.





                                      By:
-----------------------------            --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------

                                    EXHIBIT A

                        DESCRIPTION OF COMPANY INTERESTS

================================================================================

                               ESCROW AGREEMENT

                                 BY AND AMONG

                           PAXSON COMMUNICATIONS OF
                               SEATTLE-24, INC.

                    WORLD TELEVISION OF WASHINGTON, L.L.C.

                                     AND

                     FIRST UNION NATIONAL BANK OF FLORIDA

                                    * * *

                               AUGUST 19, 1996

================================================================================

                              ESCROW AGREEMENT


         This ESCROW AGREEMENT is made and entered into this 19th day of August, 1996 by, and among PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation ("Buyer"), WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company ("Seller"), and FIRST UNION NATIONAL BANK OF FLORIDA ("Escrow Agent").

         WHEREAS, Buyer and Seller have entered into an Option Agreement providing for the opportunity, if exercised, for the purchase by Buyer of substantially all of the assets from Seller that are used or useable in the operation of Television Station KBCB(TV), Bellingham, Washington; and

         WHEREAS, the Option Agreement provides that Buyer shall deposit in escrow with the Escrow Agent the sum of Two Hundred Thousand Dollars ($200,000) (the "Escrow Fund") to be deposited contemporaneously herewith.

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. APPOINTMENT OF ESCROW AGENT

         Buyer and Seller each appoint First Union National Bank of Florida as Escrow Agent to receive, hold, administer and deliver the Escrow Fund in accordance with this Agreement and the Escrow Agent accepts such appointment, all subject to and upon the terms and conditions set forth in this Agreement.

         The Escrow Agent shall invest and reinvest the Escrow Funds as directed by Buyer. The Escrow Agent shall invest the Escrow Funds and the interest thereon only in U.S. government obligations maturing not more than 90 days from the date of purchase or in a money market account investing solely in U.S. government obligations.

SECTION 2. GENERAL INTENTION

         Buyer herewith deposits the Escrow Fund with the Escrow Agent and the Escrow Agent acknowledges such deposit. The Escrow Agent shall dispose of the Escrow Fund in accordance with the express provisions of this Agreement and, except upon the terms and conditions of Section 3 of this Agreement, shall not make, be required to make or be liable in any manner for its failure to make, any determination under the Option Agreement or any other agreement, including without limitation any determination of whether either Buyer or Seller have complied with the terms of the Option Agreement or is entitled to delivery of the Escrow Fund or to any other right or remedy thereunder.

SECTION 3. RELEASE OF ESCROW FUND

         The Escrow Agent shall hold the Escrow Fund as provided in this
Section 3:

         3.1 Seller's Demand. If the Escrow Agent receives a written notice signed by Seller stating that Seller is entitled to any portion of the Escrow Fund and certifying that a copy of the notice has been delivered to Buyer in a manner specified in Section 6, the Escrow Agent shall deliver a copy thereof to Buyer in a manner specified in Section 6 and, unless the Escrow Agent receives a written objection from Buyer within ten business days after the date of delivery of the notice to Buyer as provided in Section 6, the Escrow Agent shall deliver to Seller the portion of the Escrow Fund claimed by Seller. If the Escrow Agent receives a written objection from Buyer, the Escrow Agent shall continue to hold the Escrow Fund until it has received written instructions signed by Seller and Buyer or a final non-appealable order of a court of competent jurisdiction, directing delivery of the Escrow Fund, in which case the Escrow Agent shall deliver the Escrow Fund in accordance with the instructions or order.

         3.2 Buyer's Demand. If the Escrow Agent receives a written notice signed by Buyer stating that Buyer is entitled to any portion of the Escrow Fund and certifying that a copy of the notice has been delivered to Seller in a manner specified in Section 6, the Escrow Agent shall deliver a copy thereof to Seller in a manner specified in Section 6 and, unless the Escrow Agent receives a written objection from Seller within ten business day after the date of delivery of the notice to Seller as provided in Section 10, the Escrow Agent shall deliver to Buyer the portion of the Escrow Fund claimed by Buyer. If the Escrow Agent receives a written objection from Seller, the Escrow Agent shall continue to hold the Escrow Fund until it has received written instructions signed by Seller and Buyer or a final non-appealable order of a court of competent jurisdiction, directing delivery of the Escrow Fund, in which case the Escrow Agent shall deliver the Escrow Fund in accordance with the instructions or order.

         3.3 Court Order or Joint Instructions. Notwithstanding anything to the contrary in this Agreement:

                   (a) The Escrow Agent may deposit the Escrow Fund with the Clerk of any Court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any Court proceedings.

                   (b) If at any time the Escrow Agent receives a final non-appealable order of a Court of competent jurisdiction or written instructions signed by Seller and Buyer, directing delivery of the Escrow Fund, the Escrow Agent shall comply with the order or instructions. Upon any delivery or deposit of the entire Escrow Fund as provided in this Section 3, the Escrow Agent shall and will thereupon be released and discharged from any and all further obligations arising in connection with this Agreement without further documents or action by Buyer or Seller.

         3.4 Partial Release of Escrow Fund. If the Escrow Agent disburses less than all of the Escrow Amount pursuant to any demand, Court Order, or joint instructions in accordance with this Agreement, that portion of the Escrow Fund not disbursed shall continue to be held in escrow by the Escrow Agent subject to the terms of this Agreement.

SECTION 4. ESCROW AGENT

         The Escrow Agent shall not be liable under this Agreement except for its own gross negligence or willful misconduct. Except with respect to misconduct claims that are successfully asserted against the Escrow Agent, Buyer and Seller jointly and severally shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursement, arising out of or in connection with this Agreement.

         This Agreement expressly sets forth all of the duties of the Escrow Agent with respect to any and all matters pertinent to this Agreement. In performing its duties hereunder, the Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person signing such instrument or purporting to give any notice hereunder has been duly authorized to do so.

         The Escrow Agent may act in good faith pursuant to the advice of counsel with respect to any matter relating to this Agreement, including without limitation, any determination that a Court order is final and non-appealable.

         The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice to the parties hereto of such resignation, specifying a date when such resignation shall take effect. In such case, Buyer and Seller shall mutually agree to a successor Escrow Agent hereunder.

SECTION 5. TERMINATION

         This Agreement shall be terminated (a) upon the disbursement or release in accordance with this Agreement of the entire Escrow Fund, including the deposit of the Escrow Fund with the Clerk of any Court of competent jurisdiction in accordance with Section 3 or (b) by written consent signed by all parties. This Agreement shall not otherwise be terminated.

SECTION 6. NOTICES

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:                 Paxson Communications of Seattle-24, Inc.
                             601 Clearwater Park Road
                             West Palm Beach, FL 33401
                             Attention: Lowell W. Paxson
                             Fax No.: (407) 655-9424
                             Telephone: (407) 659-4122

If to Seller:                World Television of Washington, L.L.C.
                             6611 Santa Monica Boulevard
                             Los Angeles, CA 90038-1311
                             Attention: Larry Rogow
                             Fax No.: (213) 469-2193
                             Telephone: (213) 469-5696

If to Escrow Agent:          First Union National Bank of Florida
                             Corporate Trust Department FL0122
                             225 Water Street, Third Floor
                             Jacksonville, FL 32202
                             Attention: Richard Hann
                             Fax No.: (904) 361-7735
                             Telephone: (904) 361-3160


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 6.

SECTION 7. ESCROW FEES

         Buyer and Seller shall share equally and pay any fees due to the Escrow Agent for the services to be rendered by the Escrow Agent under this Agreement. Buyer and Seller shall share equally and pay for or reimburse the Escrow Agent upon request for all reasonable expenses, including reasonable attorneys' fees, incurred by it in the performance of its duties under this Agreement.

SECTION 8. BENEFIT AND ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party hereto may voluntarily or involuntarily assign its interests under this Agreement without the prior written consent of the other parties hereto.

SECTION 9. GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

SECTION 10.  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

SECTION 11.  ENTIRE AGREEMENT

         This Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof.

SECTION 12.  AMENDMENTS

         Except as provided in Section 5, this Agreement may only be modified or terminated by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless embodied in a writing signed by the party to be charged.

SECTION 13.  TAX REPORTING

         For tax reporting purposes, all interest earned on the Escrow Fund shall be deemed to be for the account of Buyer.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.


                                  PAXSON COMMUNICATIONS OF SEATTLE-24, INC.



                                  By: /s/ Anthony L. Morrison
                                      -----------------------------------
                                           Name:   Anthony L. Morrison
                                           Title:  Vice President


                                  WORLD TELEVISION OF WASHINGTON, L.L.C.


                                  By: /s/ Frank Washington
                                      ----------------------------------
                                           Name: Frank Washington
                                           Title: President


                                  FIRST UNION NATIONAL BANK OF FLORIDA



                                  By: /s/ Richard Hann
                                      ---------------------------------
                                           Name: Richard Hann
                                           Title: Vice President

================================================================================
                          TIME BROKERAGE AGREEMENT

                               BY AND BETWEEN

                   WORLD TELEVISION OF WASHINGTON, L.L.C.

                                     AND

                            PAXSON COMMUNICATIONS
                             OF SEATTLE-24, INC.

                                     FOR

                         TELEVISION STATION KBCB(TV)
                           BELLINGHAM, WASHINGTON

                               AUGUST 19, 1996


================================================================================

                               TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----
SECTION 1. LEASE OF STATION AIR TIME  . . . . . . . . . . . . . . . . . . . . . . . . . .           1
         1.1    Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
         1.2    Effective Date; Term  . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.3    Scope   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.4    Option to Renew   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.5    Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.6    Permittee Operation of Station  . . . . . . . . . . . . . . . . . . . . .           3
         1.7    Permittee Representations and Warranties  . . . . . . . . . . . . . . . .           3
         1.8    Programmer Responsibility   . . . . . . . . . . . . . . . . . . . . . . .           4
         1.9    Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4

SECTION 2. STATION OBLIGATIONS TO ITS COMMUNITY OF LICENSE  . . . . . . . . . . . . . . .           4
         2.1    Permittee Authority   . . . . . . . . . . . . . . . . . . . . . . . . . .           4
         2.2    Additional Permittee Obligations  . . . . . . . . . . . . . . . . . . . .           4
         2.3    Responsibility for Employees and Expenses   . . . . . . . . . . . . . . .           5

SECTION 3. STATION PROGRAMMING POLICIES . . . . . . . . . . . . . . . . . . . . . . . . .           5
         3.1    Broadcast Station Programming Policy Statement  . . . . . . . . . . . . .           5
         3.2    Permittee Control of Programming  . . . . . . . . . . . . . . . . . . . .           6
         3.3    Programmer Compliance with Copyright Act  . . . . . . . . . . . . . . . .           6
         3.4    Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
         3.5    Children's Television Advertising   . . . . . . . . . . . . . . . . . . .           6
         3.6    Payola  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
         3.7    Cooperation on Programming  . . . . . . . . . . . . . . . . . . . . . . .           7
         3.8    Staffing Requirements   . . . . . . . . . . . . . . . . . . . . . . . . .           7

SECTION 4. INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
         4.1    Programmer's Indemnification  . . . . . . . . . . . . . . . . . . . . . .           7
         4.2    Permittee's Indemnification   . . . . . . . . . . . . . . . . . . . . . .           8
         4.3    Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
         4.4    Time Brokerage Challenge  . . . . . . . . . . . . . . . . . . . . . . . .           8

SECTION 5. ACCESS TO PROGRAMMER MATERIALS AND CORRESPONDENCE  . . . . . . . . . . . . . .           8
         5.1    Confidential Review   . . . . . . . . . . . . . . . . . . . . . . . . . .           8
         5.2    Political Advertising   . . . . . . . . . . . . . . . . . . . . . . . . .           9

SECTION 6. TERMINATION AND REMEDIES UPON DEFAULT  . . . . . . . . . . . . . . . . . . . .           9
         6.1    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
         6.2    Termination Requirements and Procedures   . . . . . . . . . . . . . . . .          10


         6.3    Force Majeure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
         6.4    Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10

SECTION 7. MISCELLANEOUS
         7.1    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.2    Call Letter   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.3    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.4    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.5    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.6    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
         7.7    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
         7.8    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
         7.9    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
         7.10   Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
         7.11   No Joint Venture  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
         7.12   Must Carry Election   . . . . . . . . . . . . . . . . . . . . . . . . . .          13


                            TIME BROKERAGE AGREEMENT


         TIME BROKERAGE AGREEMENT, made this 19th day of August 1996, by and between World Television of Washington, L.L.C., a Delaware limited liability company (the "Permittee"), and Paxson Communications of Seattle-24, Inc., a Florida corporation (the "Programmer").

         WHEREAS, Permittee is the holder of a construction permit, File Nos. BMPCT-950821KE; BMPCT-960614KE issued by the Federal Communications Commission ("FCC") for new television station KBCB(TV), Channel 24, Bellingham, Washington (the "Station");

         WHEREAS, Permittee and Programmer have entered into certain agreements relating to the construction of the Station;

         WHEREAS, Permittee and Programmer desire to enter into this Time Brokerage Agreement, pursuant to which Programmer shall provide programming for the Station that is in conformity with Station policies and procedures, FCC policies for time brokerage arrangements, and the provisions hereof;

         WHEREAS, Programmer agrees to use the Station to broadcast such programming of its selection that is in conformity with all rules, regulations and policies of the FCC, subject to Permittee's full authority to manage and control the operation of the Station; and

         WHEREAS, Programmer and Permittee agree to cooperate to make this Time Brokerage Agreement work to the benefit of the public and both parties and as contemplated in this Agreement.

         NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

SECTION 1. LEASE OF STATION AIR TIME

         1.1 Representations. Both Permittee and Programmer represent that they are legally qualified, empowered and able to enter into this Agreement and that the execution, delivery, and performance hereof shall not constitute a breach or violation of any material agreement, contract or other obligation to which either party is subject or by which it is bound.

         1.2    Effective Date; Term.

                (a) The effective date of this Agreement shall be the date hereof, and this Agreement shall continue in force for an initial term of five
(5) years (the "Initial Term") from that date unless otherwise extended or terminated as set forth below.

                (b) The Parties hereto have entered into an Option Agreement, under which the Programmer in the future may choose to acquire ownership of the Station from the Permittee under terms and conditions as stated in an Asset Purchase Agreement. In the event that the time for the exercise of the Option arrives, and the Option holder (Programmer) chooses not to exercise its option, or if the Asset Purchase Agreement shall expire or be terminated, then this Time Brokerage Agreement shall continue or, at Permittee's sole discretion shall expire, on the first day of a month that is at least ninety days after Permittee delivers advance written notice of termination to Programmer.

         1.3 Scope. During the term of this Agreement and any renewal thereof, Permittee shall make available to Programmer broadcast time upon the Station as set forth in this Agreement. Programmer shall deliver such programming, at its expense, to the Station's transmitter facilities or other authorized remote control points as reasonably designated by Permittee.
Subject to Permittee's reasonable approval, as set forth in this Agreement, Programmer shall provide programming of Programmer's selection complete with commercial matter, news, public service announcements and other suitable programming to the Permittee up to one hundred sixty-two hours per week. Notwithstanding the foregoing, the Permittee may designate such additional time as it may require without any adjustment of the monthly consideration to be paid to Permittee under Section 1.5 for the broadcast of programming necessary for the Station to broadcast news, public affairs, children's, religious and non-entertainment programming as required by the FCC. All program time not reserved by or designated for Permittee shall be available for use by Programmer and no other party. Programmer may, at its option, produce the programming (including commercial announcements and related production activities) to be provided pursuant to this Agreement from Programmer's existing studio and production facilities.

         1.4    Option to Renew.  Subject to the termination provisions of
Section 6 hereof, this Agreement may be renewed for an additional five (5) year term at the request of the Programmer.

         1.5 Consideration. As consideration for the air time made available hereunder, Programmer shall make payments to Permittee as set forth in Attachment I.

         1.6 Permittee Operation of Station. Permittee will have full authority, power and control over the management and operations of the Station during the term of this Agreement and during any renewal of such term. Permittee will bear all responsibility for Station's compliance with all applicable provisions of the Communications Act of 1934, as amended (the "Act"), the rules, regulations and policies of the FCC and all other applicable laws. Permittee shall be solely responsible for and pay in a timely manner all operating costs of the Station, including but not limited to maintenance of the studio and transmitting facility and costs of electricity, except that Programmer shall be responsible for the costs of its programming as provided in Sections 1.8 and 2.3 hereof. Permittee shall employ at its expense management level and other employees consisting of a General Manager and such operational and other personnel as outlined in the budget previously provided to Programmer, who will direct the day-to-day operations of the Station, and who will report to and be accountable to the Permittee. Permittee shall be responsible for the salaries, taxes, insurance and related costs for all personnel employed by the Station and shall maintain insurance satisfactory to Programmer covering the Station's transmission facilities. During the term of the Agreement and any renewal hereof, Programmer agrees to perform, without charge, routine monitoring of the Station's transmitter performance and tower lighting by remote control, if and when requested by Permittee.

         1.7 Permittee Representations and Warranties. Permittee represents and warrants as follows:

                (a) Permittee owns and holds or will hold all permits and other authorizations necessary for the construction or operation of the Station, and such permits and other authorizations are and will be in full force and effect throughout the term of this Agreement. There is not now pending, or to Permittee's best knowledge, threatened, any action by the FCC or by any other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations. Permittee is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local entity, court or authority having jurisdiction over it or the Station, which would have an adverse effect upon the Permittee, the Station or upon Permittee's ability to perform this Agreement. Permittee shall not take any action or omit to take any action which would have an adverse impact upon the Permittee, the Station or upon Permittee's ability to perform this Agreement. All reports and applications required to be filed with the FCC or any other governmental body have been, and during the course of the term of this Agreement or any renewal thereof, will be filed in a timely and complete manner. During the term of this Agreement and any renewal thereof, Permittee shall not dispose of, transfer, assign or pledge any of Permittee's assets and properties except with the prior written consent of the Programmer, if such action would adversely affect Permittee's performance hereunder or the business and operations of Permittee or the Station permitted hereby.

                (b) Permittee shall pay, in a timely fashion, all of the expenses incurred in operating the Station including salaries and benefits of its employees, lease payments, utilities, taxes, programming expenses, etc., as set forth in Attachment II (except those for which a good faith dispute has been raised with the vendor or taxing authority), and shall provide Programmer with a certificate of such timely payment within thirty (30) days of the end of each month.

         1.8 Programmer Responsibility. Programmer shall be solely responsible for any expenses incurred in the origination and/or delivery of programming from any remote location and for any publicity or promotional expenses incurred by Programmer, including, without limitation, ASCAP and BMI music license fees for all programming provided by Programmer. Such payments by Programmer shall be in addition to any other payments to be made by Programmer under this Agreement.

         1.9 Contracts. Programmer will enter into no third-party contracts, leases or agreements which will bind Permittee in any way except with Permittee's prior written approval.

SECTION 2. STATION OBLIGATIONS TO ITS COMMUNITY OF LICENSE

         2.1 Permittee Authority. Notwithstanding any other provision of this Agreement, Programmer recognizes that Permittee has certain obligations to broadcast programming to meet the needs and interests of viewers in Bellingham, Washington, the Station's service area and the educational and informational needs of children. From time to time, Permittee shall air specific programming on issues of importance to the local community and educational and informational programming for children. Nothing in this Agreement shall abrogate the unrestricted authority of the Permittee to discharge its obligations to the public and to comply with the Act and the rules and policies of the FCC.

         2.2 Additional Permittee Obligations. Although both parties shall cooperate in the broadcast of emergency information over the Station, Permittee shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the good faith judgment of Permittee, is of greater local or national public importance. Permittee shall also coordinate with Programmer the Station's hourly station identification and any other announcements required to be aired by FCC rules. Permittee shall continue to maintain a main studio, as that term is defined by the FCC, within the Station's principal community contour, shall maintain its local public inspection file in accordance with FCC rules, regulations and policies, and shall prepare and place in such inspection file or files in a timely manner all material required by Section 73.3526 of the FCC's Rules, including without limitation the Station's quarterly issues and program lists; information concerning the broadcast of children's educational and informational programming; and documentation of compliance with commercial limits applicable to certain children's television programming. Programmer shall, upon request by Permittee, provide Permittee with such information concerning Programmer's programs and advertising as is necessary to assist Permittee in the preparation of such information. Permittee shall also maintain the station logs, receive and respond to telephone inquiries, and control and oversee any remote control point which may be established for the Station.

         2.3 Responsibility for Employees and Expenses. Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of its programming (including, but not limited to, salespeople, technical staff, traffic personnel, board operators and programming staff). Permittee will provide and be responsible for the Station personnel necessary for the broadcast transmission of its own programs (including, without limitation, the Station's General Manager and such operational and other personnel as may be necessary or appropriate), and will be responsible for the salaries, taxes, benefits, insurance and related costs for all the Permittee's employees used in the broadcast transmission of its programs and necessary to other aspects of Station operation. Whenever on the Station's premises, all personnel shall be subject to the overall supervision of Permittee's General Manager.

SECTION 3. STATION PROGRAMMING POLICIES

         3.1 Broadcast Station Programming Policy Statement. Permittee has adopted and will enforce a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment III hereto and which may be amended in a reasonable manner from time to time by Permittee upon notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, to all rules and regulations of the FCC, and to all changes subsequently made by Permittee or the FCC. Programmer shall furnish or cause to be furnished the artistic personnel and material for the programs as provided by this Agreement and all programs shall be prepared and presented in conformity with the rules, regulations and policies of the FCC and with the Policy Statement set forth in Attachment III hereto. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulations and policies and shall be produced in accordance with quality standards established by Programmer. If Permittee determines that a program supplied by Programmer is for any reason, within Permittee's sole discretion, unsatisfactory or unsuitable or contrary to the public interest, or does not comply with the Policy Statement it may, upon prior written notice to Programmer (to the extent time permits such notice), suspend or cancel such program without liability to Programmer. Permittee will use reasonable efforts to provide such written notice to Programmer prior to the suspension or cancellation of such program.

         3.2 Permittee Control of Programming. Programmer recognizes that the Permittee has full authority to control the operation of the Station. The parties agree that Permittee's authority includes but is not limited to the right to reject or refuse such portions of the Programmer's programming which Permittee believes to be unsatisfactory, unsuitable or contrary to the public interest. Programmer shall have the right to change the programming supplied to Permittee and shall give Permittee at least twenty-four (24) hours notice of substantial and material changes in such programming.

         3.3 Programmer Compliance with Copyright Act. Programmer represents and warrants to Permittee that Programmer has full authority to broadcast its programming on the Station, and that Programmer shall not broadcast any material in violation of the Copyright Act. All music supplied by Programmer shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. Permittee will maintain ASCAP, BMI and SESAC licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

         3.4 Sales. Programmer shall retain all of the Station's network compensation revenues, any revenues received from any network or program supplier with respect to affiliation or use of programming by Programmer, any retransmission consent revenues and all revenues from the sale of advertising time within the programming it provides to the Permittee. Programmer shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is carried during the programming it provides to Permittee. Unless otherwise agreed between the parties, Permittee shall retain all revenues from the sale of Station's advertising during the hours each week in which the Permittee airs its own programming pursuant to Section 1.3 hereof.

         3.5 Children's Television Advertising. Programmer agrees that it will not broadcast advertising within programs originally designed for children aged 12 years and under in excess of the amounts permitted under applicable FCC rules, and will take all steps necessary to pre-screen children's programming broadcast during the hours it is providing such programming, to establish that advertising is not being broadcast in excess of the applicable FCC rules.

         3.6 Payola. Programmer agrees that it will not accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Act and FCC requirements. Programmer agrees to annually, or more frequently at the request of the Permittee, execute and provide Permittee with a Payola Affidavit from each of its employees involved with the Station substantially in the form attached hereto as Attachment IV.

         3.7 Cooperation on Programming. Programmer and Permittee mutually acknowledge their interest in ensuring that the Station serves the needs and interests of viewers in Bellingham and the surrounding service area and agree to cooperate to provide such service. Permittee shall, on a regular basis, assess the issues of concern to residents of Bellingham and the surrounding area and address those issues in its public service programming. Programmer, in cooperation with Permittee, will endeavor to ensure that programming responsive to the needs and interests of the community of license and surrounding area is broadcast, in compliance with applicable FCC requirements. Permittee will describe those issues and the programming that is broadcast in response to those issues and place issues/programs lists in the Station's public inspection file as required by FCC rules. Further, Permittee may request, and Programmer shall provide, information concerning such of Programmer's programs as are responsive to community issues so as to assist Permittee in the satisfaction of its public service programming obligations. Permittee shall also evaluate the local need for children's educational and informational programming and shall inform Programmer of its conclusions in that regard. Permittee, in cooperation with Programmer, will ensure that educational and informational programming for children is broadcast over the Station in compliance with applicable FCC requirements. Programmer shall also provide Permittee upon request such other information necessary to enable Permittee to prepare records and reports required by the Commission or other local, state or federal government entities.

         3.8 Staffing Requirements. Permittee will be in full compliance with the main studio staff requirements as specified by the FCC.

SECTION 4. INDEMNIFICATION

         4.1 Programmer's Indemnification. Programmer shall indemnify and hold harmless Permittee from and against any and all claims, losses, costs, liabilities, damages, forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description (collectively, "Damages") resulting from (i) Programmer's breach of any representation, warranty, covenant or agreement contained in this Agreement, or (ii) any action taken by Programmer or its employees and agents with respect to the Station, or any failure by Programmer or its employees and agents to take any action with respect to the Station, including, without limitation, Damages relating to violations of the Act or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by Programmer and Programmer's broadcast and sale of advertising time on the Station.

         4.2 Permittee's Indemnification. Permittee shall indemnify and hold harmless Programmer from and against any and all claims, losses, consents, liabilities, damages, FCC forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, arising out of Permittee's operations and broadcasts to the extent permitted by law and any action taken by the Permittee or its employees and agents with respect to the Station, or any failure by Permittee or its employees and agents to take any action with respect to the Station, provided that Permittee shall not be responsible for Programmer's business losses or other consequential damages of any kind, arising out of an interruption in service, unless the interruption is caused by the willful misconduct or gross negligence of Permittee, its employees or agents.

         4.3 Limitation. Neither Permittee nor Programmer shall be entitled to indemnification pursuant to this section unless such claim for indemnification is asserted in writing delivered to the other party.

         4.4 Time Brokerage Challenge. If this Agreement is challenged at the FCC, whether or not in connection with the Station's license renewal application, counsel for the Permittee and counsel for the Programmer shall jointly defend the Agreement and the parties' performance thereunder throughout all FCC proceedings at the sole expense of the Programmer. If portions of this Agreement do not receive the approval of the FCC Staff, then the parties shall reform the Agreement as necessary to satisfy the FCC Staff's concerns or, at Programmer's option and expense, seek reversal of the Staff's decision and approval from the full Commission or a court of law.

SECTION 5. ACCESS TO PROGRAMMER MATERIALS AND CORRESPONDENCE

         5.1 Confidential Review. Prior to the commencement of any programming by Programmer under this Agreement, Programmer shall acquaint the Permittee with the nature and type of the programming to be provided.
Permittee shall be entitled to review at its discretion from time to time on a confidential basis any of Programmer's programming material it may reasonably request. Programmer shall promptly provide Permittee with copies of all correspondence and complaints received from the public (including any telephone logs of complaints called in), and copies of all program logs and promotional materials. However, nothing in this section shall entitle Permittee to review the internal corporate or financial records of the Programmer.

         5.2 Political Advertising. Programmer shall cooperate with Permittee to assist Permittee in complying with all rules of the FCC regarding political broadcasting. Permittee shall promptly supply to Programmer, and Programmer shall promptly supply to Permittee, such information, including all inquiries concerning the broadcast of political advertising, as may be necessary to comply with FCC rules and policies, including the lowest unit rate, equal opportunities, reasonable access, political file and related requirements of federal law. Permittee, in consultation with Programmer, shall develop a statement which discloses its political broadcasting policies to political candidates, and Programmer shall follow those policies and rates in the sale of political programming and advertising. In the event that Programmer fails to satisfy the political broadcasting requirements under the Act and the rules and regulations of the FCC and such failure inhibits Permittee in its compliance with the political broadcasting requirements of the FCC, then to the extent reasonably necessary to assure such compliance, Programmer shall either provide rebates to political advertisers or release broadcast time and/or advertising availabilities to Permittee at no cost to Permittee.

SECTION 6. TERMINATION AND REMEDIES UPON DEFAULT

         6.1 Termination. In addition to such other remedies as may be available at law or equity, this Agreement may be terminated as set forth below by either Permittee or Programmer by written notice to the other if the party seeking to terminate is not then in material default or breach hereof, upon the occurrence of any of the following:

                (a) if, subject to the provisions of Section 7.9, this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

                (b) if the other party is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days of notice from the non-breaching party;

                (c)   with the mutual consent of both parties;

                (d) if there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review and this Agreement cannot be reformed, in a manner acceptable to Programmer and Permittee, to remove and/or eliminate the violation; or

                (e) by either party upon nine months written notice to the other party.

         6.2    Termination Requirements and Procedures.

                (a)   Programmer may terminate this Agreement pursuant to
Section 6.1 (e) hereof only if it pays Permittee an amount equal to six times the monthly compensation due for the month preceding the notice of termination by Programmer pursuant to Attachment 1.

                (b)   Permittee may terminate this Agreement pursuant to
Section 6.1 (e) hereof only if it pays Programmer Liquidated Damages, as such term is defined in Attachment V hereto.

                (c) During any period prior to the effective date of any termination of this Agreement, Programmer and Permittee agree to cooperate in good faith to ensure that Station operations will continue, to the extent possible, in accordance with the terms of this Agreement and that the termination of this Agreement is effected in a manner that will minimize, to the extent possible, the resulting disruption of the Station's ongoing operations.

         6.3 Force Majeure. Any failure or impairment of the Station's facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Permittee, or for power reductions necessitated for maintenance of the Station or for maintenance of other stations located on the tower from which the Station will be broadcasting, shall not constitute a breach of this Agreement and Permittee will not be liable to Programmer for reimbursement or reduction of the consideration owed to Permittee.

         6.4 Other Agreements. During the term of this Agreement or any renewal hereof, Permittee will not enter into any other agreement with any third party that would conflict with or result in a material breach of this Agreement by Permittee.

SECTION 7. MISCELLANEOUS

         7.1    Assignment.

                (a) Neither this Agreement nor any of the rights, interests or obligations of either party hereunder shall be assigned, encumbered, hypothecated or otherwise transferred without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Programmer shall have the right to assign its rights and interests hereunder to its lenders as collateral security for Programmer's obligations to such lenders.

                (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.2 Call Letters. Upon request of Programmer, subject to the consent of the Permittee, Permittee shall apply to the FCC for authority to change the call letters of the Station (with the consent of the FCC) to such call letters that Programmer shall reasonably designate. Permittee must coordinate with Programmer any proposed changes to the call letters of the Station before taking any action to change such letters.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.4 Entire Agreement. This Agreement and the Attachments hereto embodies the entire agreement and understanding of the parties relating to the operation of the Station. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         7.5 Taxes. Permittee and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Programmer shall pay all taxes, if any, to which the consideration specified in
Section 1.5 herein is subject, provided that Permittee is responsible for payment of its own income taxes.

         7.6 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         7.7 Governing Law. The obligations of Permittee and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Act and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the State of Florida.

         7.8 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

                 To Programmer:   Paxson Communications of Seattle-24, Inc.
                                  601 Clearwater Park Road
                                  West Palm Beach, FL 33401
                                  Telecopy:  (407) 659-4252
                                  Telephone: (407) 659-4122
                                  Attention:  Lowell W. Paxson

                 To Permittee:    World Television of Washington, L.L.C.
                                  6611 Santa Monica Boulevard
                                  Los Angeles, CA 90038-1311
                                  Attention: Larry Rogow
                                  Telecopy: (916) 921-2085
                                  Telephone: (916) 921-2290



or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this
Section 7.8.

                 7.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC alters or modifies its rules or policies in a fashion which would raise substantial and material question as to the validity of any provision of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies which may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provision of this Agreement which is to be so modified.

         7.10 Arbitration. Any dispute arising out of or related to this Agreement that Permittee and Programmer are unable to resolve by themselves shall be settled by arbitration in Miami, Florida by a panel of three arbitrators. Permittee and Programmer shall each designate one disinterested arbitrator and the two arbitrators designed shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as lawyers, accountants and bankers shall be acceptable. Before undertaking to resolve a dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Permittee and Programmer. The costs and expenses of the arbitration proceeding shall be assessed between Permittee and Programmer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Permittee or Programmer against the other except: (i) an action to compel arbitration pursuant to this Section; or (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section.

         7.11 No Joint Venture. Nothing in this Agreement shall be deemed to create a joint venture between the Permittee and the Programmer.

         7.12 Must Carry Election. Permittee will consult with Programmer prior to making any election of mandatory carriage rights or retransmission consent pursuant to Section 76.64 of the FCC's Rules and the provisions of the Cable Television Consumer Protection and Competition Act of 1992.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Time Brokerage Agreement the day and year first above written.

                            PERMITTEE:  WORLD TELEVISION OF WASHINGTON,
                                            L.L.C.


                                   By: /s/ Frank Washington
                                      -----------------------------------------
                                            Name: Frank Wasington
                                            Title: President


                            PROGRAMMER:  PAXSON COMMUNICATIONS
                                          OF SEATTLE-24, INC.


                                   By: /s/ Anthony L. Morrison
                                      -----------------------------------------
                                            Name:  Anthony L. Morrison
                                            Title:  Vice President

                                  ATTACHMENT I

                            COMPENSATION SCHEDULE


         Upon commencement of broadcast operations of the Station, Programmer shall reimburse Permittee on a monthly basis for Permittee's payment of Station expenses listed on Attachment II upon receipt from the Permittee of a certificate (with attached invoices, etc.) documenting payment of those expenses.

         Payments shall be made by delivery of a check to Permittee at an address to be designated.

                                 ATTACHMENT II

                                STATION EXPENSES


                (1)     Lease and Utility Payments
                (2)     Employee Salaries and Benefits
                (3)     Property Insurance and Taxes
                (4)     Professional Fees
                (5)     Equipment Repair and Maintenance
                (6) Debt Service (Accrued and current Interest Only) on Loan Agreement dated August 19, 1996
                (7)     Miscellaneous Reasonable and Necessary Station Expenses

                                 ATTACHMENT III

                 BROADCAST STATION PROGRAMMING POLICY STATEMENT

         The following sets forth the policies generally applicable to the presentation of programming and advertising over Television Station KBCB(TV), Bellingham, Washington. All programming and advertising broadcast by the station must conform to these policies and to the provisions of the Communications Act of 1934, as amended (the "Act"], and the Rules and Regulations of the Federal Communications Commission ["FCC"].

Station Identification

The station must broadcast a station identification announcement once an hour as close to the hour as feasible in a natural break in the programming. The announcement must include (1) the station's call letters (currently, KBCB(TV)); followed immediately by (2) the station's city of license (Bellingham, Washington).

Broadcast of Telephone Conversations

Before recording a telephone conversation for broadcast or broadcasting such a conversation simultaneously with its occurrent, any party to the call must be informed that the call will be broadcast or will be recorded for later broadcast, and the party's consent to such broadcast must be obtained. This requirement does not apply to calls initiated by the other party which are made in a context in which it is customary for the station to broadcast telephone calls.

Sponsorship Identification

When money, service, or other valuable consideration is either directly or indirectly paid or promised as part of an arrangement to transmit any programming, the station at the time of broadcast shall announce (1) that the matter is sponsored, either whole or in part; and (2) by whom or on whose behalf the matter is sponsored. Products or services furnished to the station in consideration for an identification of any person, product, service, trademark or brand name shall be identified in this manner.

In the case of any political or controversial issue broadcast for which any material or service is furnished as an inducement for its transmission, an announcement shall be made at the beginning and conclusion of the broadcast stating (1) the material or service that has been furnished; and (2) the person(s) or association(s) on whose behalf the programming is transmitted. However, if the broadcast is 5 minutes duration or less, the required announcement need only be made either at its beginning or end.

Prior to any sponsored broadcast involving political matters or controversial issues, the station shall obtain a list of the chief executive officers, members of the executive committee or board of directors of the sponsoring organization and shall place this list in the station's public inspection file.

Payola/Plugola

The station, its personnel, or its programmers shall not accept or agree to accept from any person any money, service, or other valuable consideration for the broadcast of any matter unless such fact is disclosed to the station so that all required station identification announcements can be made. All persons responsible for station programming must, from time to time, execute such documents as may be required by station management to confirm their understanding of and compliance with the FCC's sponsorship identification requirements.

Rebroadcasts

The station shall not rebroadcast the signal of any other broadcast station without first obtaining such station's prior written consent to such rebroadcast.

Fairness

Station shall seek to afford coverage to contrasting viewpoints concerning controversial issues of public importance.

Personal Attacks

The station shall not air attacks upon the honesty, character, integrity or like personal qualities of any identified person or group. If such an attack should nonetheless occur during the presentation of views on a controversial issue of public importance, those responsible for programming shall submit a tape or transcript of the broadcast to station management and to the person attacked within 48 hours, and shall offer the person attacked a reasonable opportunity to respond.

Political Editorials

Unless specifically authorized by station management, the station shall not air any editorial which either endorses or opposes a legally qualified candidate for public office.

Political Broadcasting

All "uses" of the station by legally qualified candidates for elective office shall be in accordance with the Act and the FCC's Rules and policies, including without limitation, equal opportunities requirements, reasonable access requirements, lowest unit charge requirements and similar rules and regulations.

Obscenity and Indecency

The station shall not broadcast any obscene material. Material is deemed to be obscene if the average person, applying contemporary community standards in the local community, would find that the material, taken as a whole, appeals to the prurient interest; depicts or describes in a patently offensive way sexual conduct specifically defined by applicable state law; and taken as a whole, lacks serious literary artistic, political or scientific value.

The station shall not broadcast any indecent material outside of the periods of time prescribed by the Commission. Material is deemed to be indecent if it includes language or material that, in context, depicts or describes, in terms patently offensive as measured by contemporary community standards for the broadcast medium, sexual or excretory activities or organs.

Billing

No entity which sells advertising for airing on the station shall knowingly issue any bill, invoice or other document which contains false information concerning the amount charged or the broadcast of advertising which is the subject of the bill or invoice. No entity which sells advertising for airing on the station shall misrepresent the nature or content of aired advertising, nor the quantity, time of day, or day on which such advertising was broadcast.

Contests

Any contests conducted on the station shall be conducted substantially as announced or advertised. Advertisements or announcements concerning such contests shall fully and accurately disclose the contest's material terms. No contest description shall be false, misleading or deceptive with respect to any material term.

Hoaxes

The station shall not knowingly broadcast false information concerning a crime or catastrophe.

Children's Programming

The station shall broadcast reasonable amounts of educational and informational programming designed for children aged 16 years and younger.

Children's Advertising

Programming designed for children aged 12 years and younger shall not include more than 12 minutes of commercial matter per hour, Monday through Friday, and shall not include more than 10.5 minutes of commercial matter per hour on weekend programming. There shall be no host selling, as that term is defined by the FCC, in children's programming on the station.

Emergency Information

Any emergency information which is broadcast by the station shall be transmitted both aurally and visually or only visually.

Lottery

The station shall not advertise or broadcast any information concerning any lottery (except the Washington State Lottery and any other state lottery). The station may advertise and provide information about lotteries conducted by non-profit groups, governmental entities and in certain situations, by commercial organizations, if and only if there is no state or local restriction or ban on such advertising or information and the lottery is legal under state or local law. Any and all lottery advertising must first be approved by station management.

Advertising

Station shall comply with all federal, state and local laws concerning advertising, including without limitation, all laws concerning misleading advertising, and the advertising of alcoholic beverages.

Programming Prohibitions.

Knowing broadcast of the following types of programs and announcements is prohibited:

                 False Claims. False or unwarranted claims for any product or service.

Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

Commercial Disparagement. Any unfair disparagement of competitors or competitive goods.

Profanity. Any programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, as evaluated by station management.

Violence.  Any programs which are excessively violent.

Unauthenticated Testimonials.  Any testimonials which cannot be authenticated.

                                 ATTACHMENT IV

                            FORM OF PAYOLA AFFIDAVIT


City of _______________________________    )
                                           )
County of _____________________________    )       SS:
                                           )
State of ______________________________    )



                         ANTI-PAYOLA/PLUGOLA AFFIDAVIT

__________________________, being first duly sworn, deposes and says as follows:

1.       He is ______________________ for _____________________.
                          Position

2.       He has acted in the above capacity since _____________.

3. No matter has been broadcast by Station _________ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

4. So far as he is aware, no matter has been broadcast by Station ______ for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station ______ or by any independent contractor engaged by Station ______ in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

5. In future, he will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third party, in exchange for the influencing of, or the attempt to influence, the preparation of presentation of broadcast matter on Station ______.

6. Nothing contained herein is intended to, or shall prohibit receipt or acceptance of anything with the expressed knowledge and approval of my employer, but henceforth any such approval must be given in writing by someone expressly authorized to give such approval.

7. He, his spouse and his immediate family do ____ do not _____ have any present direct or indirect ownership interest in (other than an investment in a corporation whose stock is publicly held), serve as an officer or director of, whether with or without compensation, or serve as an employee of, any person, firm or corporation engaged in:

         1.      The publishing of music;

         2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

         3. The exploitation, promotion, or management or persons rendering artistic, production and/or other services in the entertainment field;

         4. The ownership or operation of one or more radio or television stations;

         5. The wholesale or retail sale of records intended for public purchase;

         6. Advertising on Station ____, or any other station owned by its Permittee (excluding nominal stockholdings in publicly owned companies).

8. The facts and circumstances relating to such interest are none ____ as follows ____:
         ______________________________________________________________________
         ______________________________________________________________________


                                      __________________________________________
                                            Affiant

Subscribed and sworn to before me
this_____day of____________, 19__.


________________________________
Notary Public

My Commission expires:___________.

                                  ATTACHMENT V

                               LIQUIDATED DAMAGES

         Permittee acknowledges that Programmer will acquire certain assets associated uniquely with the Station's operation and will enter into various long-term agreements with program suppliers and other third parties to produce programming for the Station at substantial expense and risk; that Programmer will recruit, hire and maintain a staff of employees dedicated to acquiring and producing quality programming to be broadcast on the Station; and that Programmer will make substantial investments in additional hard assets to produce quality programming for the Station. Permittee also acknowledges that Programmer will make substantial investments, both in tangible and intangible terms, to promote the Station under the Time Brokerage Agreement, to create a unique image for the Station, and to develop a competitive position in the market for the Station and that such efforts on the part of Programmer will add substantial value to the Station. Permittee and Programmer acknowledge and agree that any measure of actual damages cannot compensate Programmer for the loss of Permittee's performance under this Agreement and that the true measure of damages to Programmer for termination or material breach of the Time Brokerage Agreement by Permittee is incapable of accurate estimation with reasonable certainty. Permittee and Programmer therefore agree that it is a fair and reasonable forecast of just compensation for the harm caused to be measured by liquidated damages, as defined in subparagraph (a) of this Attachment, to be paid to Programmer upon the termination or material breach of the Time Brokerage Agreement by Permittee.

         (a) "Liquidated Damages" shall mean an amount equal to funds expended and/or committed to be expended by Programmer (except (i) with respect to items (3) through (8) below, such expenditures and/or commitments shall be consistent with industry practices and (ii) to the extent not theretofore recovered by Programmer from the Station's gross revenues prior to the termination or material breach) in each of the following categories:

                 (1) the full value of all of Programmer's capital expenditures incurred in connection with this Agreement, less any consideration received by Programmer as a consequence of any sale of such assets;

                 (2) the full value of all service contracts and programming agreements assumed and entered into by Programmer for purposes of providing programming and advertising to be broadcast on the Station, which Programmer owns at the time of termination or breach less any consideration received by Programmer as a consequence of its good faith efforts to sell or assign such agreements;

                 (3) the full value of all severance and employee benefit packages that Programmer, in its discretion, shall provide to employees whose services would not be required in the absence of the Time Brokerage Agreement;

                 (4) the full value of any contract with third parties, which could not be performed owing to termination or breach, for services to be rendered in connection with programming provided to the Station including, without limitation, producers, advertising salespeople, technicians, engineers, and any other independent contractors whose services would not be required in the absence of the Time Brokerage Agreement;

                 (5) the full value of all expenses incurred to promote the Station and position the Station in the marketplace;

                 (6) all corporate, legal, administrative, professional and brokerage expenses attributable to Programmer's negotiation and performance of the Time Brokerage Agreement; and

                 (7) the good will and intangible value associated with Programmer's efforts under this Agreement to create a unique image and competitive market position for the Station.

         (b) Should Permittee terminate or materially breach the Time Brokerage Agreement, Programmer shall submit its computation of Liquidated Damages under the categories set forth above to a "Big Six" accounting firm mutually acceptable to the parties for independent auditing and verification. Within thirty (30) days of verification, Permittee agrees to tender payment of all verified amounts to Programmer; provided, however, that if Permittee objects to any particular enumerated component of the Liquidated Damages, as verified, it shall notify Programmer of such objection within fifteen (15) days of verification. If thereafter Programmer and Permittee cannot agree as to the amount of the objectionable component, either party shall have the right to elect to arbitrate such dispute pursuant to Section 7.10 of the Time Brokerage Agreement provided it gives written notice of its election to arbitrate by the thirtieth (30) day following the date of Permittee's objection to Programmer's verification. Notwithstanding that Permittee may question a particular component of the Liquidated Damages and either party may elect arbitration of the dispute, the reminder of the items comprising the Liquidated Damages shall be paid by Permittee to Programmer within thirty (30) days of accounting verification, as specified above. No payment shall be required as to any contested component until the earlier of
(i) Programmer and Permittee reaching an agreement on the amount or (ii) entering of the arbitration award.

         (c) If any category of Liquidated Damages is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the categories of Liquidated Damages shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement category that is not invalid, illegal or unenforceable.

================================================================================


                                OPTION AGREEMENT

                                 BY AND BETWEEN

                            PAXSON COMMUNICATIONS OF
                                SEATTLE-24, INC.

                                       AND

                     WORLD TELEVISION OF WASHINGTON, L.L.C.

                                       FOR

                           TELEVISION STATION KBCB(TV)
                             BELLINGHAM, WASHINGTON

                                      * * *

                                 AUGUST 19, 1996



================================================================================

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of August 19, 1996 by and between PAXSON COMMUNICATIONS OF SEATTLE- 24, INC., a Florida corporation ("Paxson"), and WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company ("Grantor").

                                 R E C I T A L S

         A. Grantor owns or leases all of the assets (the "Assets") that are used or useful in the business and operations of Television Station KBCB(TV), Channel 24, Bellingham, Washington (the "Station"), and holds as part of the Assets the construction permit and licenses issued by the Federal Communications Commission ("FCC") for the Station (the "FCC Licenses").

         B. Grantor desires to grant to Paxson an exclusive and irrevocable option to purchase the Assets, including the FCC Licenses, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. In consideration for One Thousand Dollars ($1,000) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants to Paxson an exclusive and irrevocable option to acquire the Assets, including the FCC Licenses (the "Option") for a purchase price of Three Million Nine Hundred Fifty Two Thousand Five Hundred Dollars ($3,952,500) payable upon the closing of the Asset Purchase Agreement (as defined in Section 3 below).

         2. Effective Date and Notice of Exercise. This Option Agreement shall become effective upon execution by Paxson and Grantor and may be exercised by Paxson by delivery to Grantor of written notice of Paxson's intention to exercise the Option (the "Option Notice"); which Option Notice may be given by Paxson at any time during the ninety (90) day period following commencement of the Station's programming pursuant to program test authority.

         3. Asset Purchase Agreement. Within five (5) business days following Grantor's receipt of the Option Notice, Grantor and Paxson shall enter into the Asset Purchase Agreement in the form of Schedule A hereto (the "Asset Purchase Agreement"), it being understood that the only changes to such form shall be immaterial corrections and changes, if any, in the information contained in the Schedules thereto and the addition of Schedules not attached to the Asset Purchase Agreement at the execution of this Option Agreement to the extent such changes and information or the addition of Schedules is reasonably required to reflect events occurring after the date hereof; provided, however, Paxson shall not be required to enter into the Asset Purchase Agreement if the changes to the Schedules or the addition of Schedules represent a material adverse change from the Asset Purchase Agreement and Schedules attached hereto. In the event Paxson concludes such changes or such additional Schedules represent a material adverse change, Paxson shall notify Grantor in writing that the changes or additions to the Asset Purchase Agreement attached hereto are unacceptable whereupon this Option Agreement shall terminate and be of no further force and effect. In the absence of such written notice by Paxson to Grantor, the parties shall enter into the Asset Purchase Agreement and thereafter Grantor and Paxson shall perform their respective obligations under the Asset Purchase Agreement, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC Licenses from Grantor to Paxson (the "FCC Consent").

         4.       [Reserved].

         5. Control of the Station. Prior to the closing of the transactions contemplated by the Asset Purchase Agreement, Paxson shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Grantor until the closing of the transactions contemplated by the Asset Purchase Agreement.

         6. Representations and Warranties of Grantor. Grantor represents and warrants to Paxson as follows:

                  (a) Grantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Grantor has full power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby by Grantor have been duly and validly authorized by all necessary action on the part of Grantor and its Members. This Option Agreement has been duly and validly executed and delivered by Grantor and constitutes a legal, valid and binding agreement of Grantor enforceable against Grantor in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  (b) Except for the FCC Consent, there is no requirement applicable to Grantor to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Grantor of the transactions contemplated by this Option Agreement and the Asset Purchase Agreement, and Grantor is required to make no filing with the FCC with respect to the transactions herewith except for filing this Option Agreement, the Asset Purchase Agreement, and the application for the FCC Consent.

                  (c) Subject to obtaining the FCC Consent, the execution, delivery and performance of this Option Agreement and the Option Purchase Agreement by Grantor will not (i) conflict with Grantor's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Grantor is a party or by which any of the FCC Licenses or the other Assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Grantor, the FCC Licenses or the other Assets.

         7. Representations and Warranties of Paxson. Paxson represents and warrants to Grantor as follows:

                  (a) Paxson has full corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby by Paxson have been duly and validly authorized by all necessary corporate action on the part of Paxson. This Option Agreement has been duly and validly executed and delivered by Paxson and constitutes a legal, valid and binding agreement of Paxson enforceable against Paxson in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  (b) Except for the FCC Consent, there is no requirement applicable to Paxson to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Paxson of the transactions contemplated by this Option Agreement and the Asset Purchase Agreement, and, Paxson is required to make no filing with the FCC except for filing the application for the FCC Consent and notice of consummation of the assignment of license when that takes place.

                  (c) Subject to obtaining the FCC Consent, the execution, delivery and per formance of this Option Agreement and the Option Purchase Agreement by Paxson will not

(i) conflict with Paxson's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Paxson is a party or by which any of its assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Paxson.

                  (d) From the date hereof until December 31, 1998, Paxson agrees to maintain with First Union National Bank of Florida the escrow deposit referenced in Section 9.3 of the Asset Purchase Agreement. Disposition of the escrow deposit prior to or on that date shall be governed by the provisions of the Asset Purchase Agreement and the Escrow Agreement except that upon the Closing Date of the Loan Agreement between Paxson and Grantor, the escrow deposit shall be released to Paxson.

         8. Covenants of Grantor. So long as this Option Agreement is in force, Grantor will not (i) commit any act that is inconsistent with the grant of the Option to Paxson or the transactions contemplated by this Option Agreement and the Asset Purchase Agreement or (ii) violate any of the covenants, by any act or failure to act, set forth in Section 5 of the Asset Purchase Agreement.

         9. Cooperation. Grantor and Paxson shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Option Agreement and the Asset Purchase Agreement and will each use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Option Agreement and the Asset Purchase Agreement so that the transactions contemplated hereby shall be consummated.

         10. Specific Performance. The parties recognize that if Grantor breaches this Option Agreement and refuses to perform under the provisions of this Option Agreement, monetary damages alone would not be adequate to compensate Paxson for its injury. Paxson shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Option Agreement. If any action is brought by Paxson to enforce this Option Agreement, Grantor shall waive the defense that there is an adequate remedy at law.

         11. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Option Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Grantor:                World Television of Washington, L.L.C.
                              6611 Santa Monica Boulevard
                              Los Angeles, CA   90038-1311
                              Attention:  Larry Rogow

With a copy to:               Michael Couzens, Esq.
                              5337 College Avenue
                              Suite 610
                              Oakland, CA   94618

If to Paxson:                 Paxson Communications of Seattle-24, Inc.
                              601 Clearwater Park North
                              W. Palm Beach, FL  33401
                              Attention:  Mr. Lowell W. Paxson

With a copy to:               John R. Feore, Jr., Esq.
                              Dow, Lohnes & Albertson
                              A Professional Limited Liability Company
                              Suite 800
                              1200 New Hampshire Ave., N.W.
                              Washington, D.C.  20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.

         12. Integration; Amendment. This Option Agreement and the Asset Purchase Agreement supersede all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Option Agreement and the Asset Purchase Agreement may be modified only by an agreement in writing executed by all of the parties hereto. No waiver of compliance with any provision of this Option Agreement or the Asset Purchase Agreement will be effective unless evidenced by an instrument in writing and signed by the parties hereto.

         12A. Entire Agreement. The Parties understand and agree that the exercise or non- exercise of the Option herein, including the execution of and performance under the Asset Purchase Agreement, will or may create or extinguish certain rights or obligations as fully set forth in the related Construction Agreement, Lease Agreement, Time Brokerage Agreement and Loan Agreement. This and the other documents referred to by their titles in this paragraph constitute the entire agreement between the parties.

         13. Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Option Agreement.

         14. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have received this Option Agreement duly executed by the other parties hereto.

         15. Headings. The headings in this Option Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Option Agreement.

         16. Governing Law. This Option Agreement shall be construed under and in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law.

         16A. Attorneys' Fees. In the event of default by either party which results in a lawsuit or other proceeding for any remedy under this Option Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         17. Benefit and Binding Effect; Assignability. This Option Agreement shall inure to the benefit of and be binding upon Grantor, Paxson and their respective successors and permitted assigns. No party hereto may assign this Option Agreement without the prior written consent of the other parties hereto, except that Paxson at any time prior to the consummation of the transactions contemplated by this Option Agreement may assign its rights and obligations under this Option Agreement without Grantor's consent to any entity controlled by or under common control with Paxson. Upon any permitted assignment by a party in accordance with this Section 17, all references to "Paxson" herein shall be deemed to be references to Paxson's assignee and all references to "Grantor" herein shall be deemed to be references to Grantor's assignee, as the case may be. Notwithstanding the foregoing, Paxson may assign its rights, benefits, duties or obligations hereunder to its lenders as collateral security for the obligations of Paxson to such lenders.

         18. Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Option Agreement, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Option Agreement. If this Option Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Option Agreement.

         19. Press Release. No party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Option Agreement or the transactions contemplated hereby without the prior written consent of the other party.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the date first above written.

                                   PAXSON COMMUNICATIONS OF
                                   SEATTLE-24, INC.



                                   By:  /s/ Anthony L. Morrison
                                      ----------------------------------------

                                            Name:  Anthony L. Morrison
                                            Title: Vice President


                                   WORLD TELEVISION OF WASHINGTON,
                                   L.L.C.



                                   By: /s/ Lawrence Rogow
                                      ----------------------------------------

                                            Name:  Lawrence Rogow
                                            Title: Vice President

                                   SCHEDULE A

                            ASSET PURCHASE AGREEMENT

================================================================================



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            PAXSON COMMUNICATIONS OF
                                SEATTLE-24, INC.

                                       AND

                     WORLD TELEVISION OF WASHINGTON, L.L.C.


                                      * * *

                               AUGUST 19, 1996



================================================================================

                                TABLE OF CONTENTS


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RECITALS..........................................................................................................1

AGREEMENTS........................................................................................................1

SECTION 1.  DEFINITIONS...........................................................................................1
         "Accounts Receivable"....................................................................................1
         "Assets".................................................................................................1
         "Assumed Contracts"......................................................................................1
         "Business Day"...........................................................................................1
         "Closing"................................................................................................2
         "Closing Date"...........................................................................................2
         "Consents"...............................................................................................2
         "Contracts"..............................................................................................2
         "FCC"....................................................................................................2
         "FCC Consent"............................................................................................2
         "FCC Licenses"...........................................................................................2
         "Final Order"............................................................................................2
         "Intangibles"............................................................................................2
         "Leasehold Interests"....................................................................................3
         "Licenses"...............................................................................................3
         "Permitted Liens"........................................................................................3
         "Person".................................................................................................3
         "Purchase Price".........................................................................................3
         "Station"................................................................................................3
         "Tangible Personal Property".............................................................................3
         "Time Brokerage Agreement"...............................................................................3

SECTION 2.  PURCHASE AND SALE OF ASSETS...........................................................................3
         2.1      Agreement to Sell and Buy.......................................................................3
         2.2      Excluded Assets.................................................................................4
         2.3      Purchase Price..................................................................................5
         2.4      Payment of Purchase Price.......................................................................5
         2.5      Assumption of Liabilities and Obligations.......................................................5

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................6
         3.1      Standing........................................................................................6
         3.2      Authorization and Binding Obligation............................................................6
         3.3      Absence of Conflicting Agreements...............................................................6
         3.4      Licenses........................................................................................6
         3.5      Title to and Condition of Leasehold Interests...................................................7



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         3.6      Title to and Condition of Tangible Personal Property............................................7
         3.7      Contracts.......................................................................................7
         3.8      Insurance.......................................................................................8
         3.9      Reports.........................................................................................8
         3.10     Taxes...........................................................................................8
         3.11     Claims and Legal Actions........................................................................8
         3.12     Environmental; Hazardous Materials..............................................................8
         3.13     Compliance with Laws............................................................................8
         3.14     Full Disclosure.................................................................................9

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................9
         4.1      Organization, Standing and Authority............................................................9
         4.2      Authorization and Binding Obligation............................................................9
         4.3      Absence of Conflicting Agreements...............................................................9
         4.4      Full Disclosure.................................................................................9
         4.5      Buyer Qualifications...........................................................................10

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING...........................................................10
         5.1      Generally......................................................................................10
         5.2      Contracts......................................................................................10
         5.3      Disposition of Assets..........................................................................10
         5.4      Encumbrances...................................................................................10
         5.5      Licenses.......................................................................................10
         5.6      Rights.........................................................................................10
         5.7      Access to Information..........................................................................11
         5.8      Maintenance of Assets..........................................................................11
         5.9      Insurance......................................................................................11
         5.10     Consents.......................................................................................11
         5.11     Books and Records..............................................................................11
         5.12     Notification...................................................................................11
         5.13     Compliance with Laws...........................................................................11

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS.....................................................................11
         6.1      FCC Consent....................................................................................11
         6.2      Control of the Station.........................................................................12
         6.3      Risk of Loss...................................................................................12
         6.4      Confidentiality................................................................................12
         6.5      Cooperation....................................................................................13
         6.6      Access to Books and Records....................................................................13
         6.7      Broker.........................................................................................13

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
SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                  AT CLOSING.....................................................................................13
         7.1      Conditions to Obligations of Buyer.............................................................13
                  (a)      Representations and Warranties........................................................13
                  (b)      Covenants and Conditions..............................................................14
                  (c)      Consents..............................................................................14
                  (d)      FCC Consent...........................................................................14
                  (e)      Governmental Authorizations...........................................................14
                  (g)      Deliveries............................................................................14
                  (h)      Release of Liens......................................................................14
         7.2      Conditions to Obligations of Seller............................................................14
                  (a)      Representations and Warranties........................................................14
                  (b)      Covenants and Conditions..............................................................14
                  (c)      Deliveries............................................................................15
                  (d)      FCC Consent...........................................................................15

SECTION 8.  CLOSING AND CLOSING DELIVERIES.......................................................................15
         8.1      Closing........................................................................................15
                  (a)      Closing Date..........................................................................15
                  (b)      Closing Place.........................................................................15
         8.2      Deliveries by Seller...........................................................................15
                  (a)      Transfer Documents....................................................................15
                  (b)      Consents..............................................................................15
                  (c)      Certificates..........................................................................15
                  (d)      Licenses, Contracts, Business Records, Etc............................................16
                  (e)      Opinion of Counsel....................................................................16
         8.3      Deliveries by Buyer............................................................................16
                  (a)      Purchase Price........................................................................16
                  (b)      Assumption Agreements.................................................................16
                  (c)      Certificate...........................................................................16
                  (d)      Opinion of Counsel....................................................................16
                  (f)      Loans.................................................................................16
                  (g)      Other Instruments.....................................................................17

SECTION 9.  TERMINATION..........................................................................................17
         9.1      Termination by Seller..........................................................................17
                  (a)      Conditions............................................................................17
                  (b)      Judgments.............................................................................17
                  (c)      Upset Date............................................................................17
         9.2      Termination by Buyer...........................................................................17
                  (a)      Conditions............................................................................17
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


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                  (b)      Judgments.............................................................................17
                  (c)      Upset Date............................................................................17
         9.3      Escrow Deposit.................................................................................17
         9.4      Rights on Termination..........................................................................18

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                    INDEMNIFICATION; CERTAIN REMEDIES............................................................19
         10.1     Representations and Warranties.................................................................19
         10.2     Indemnification by Seller......................................................................19
         10.3     Indemnification by Buyer.......................................................................19
         10.4     Procedure for Indemnification..................................................................20
         10.5     Certain Limitations............................................................................21

SECTION 11.  MISCELLANEOUS.......................................................................................21
         11.1     Attorneys' Fees................................................................................21
         11.2     Fees and Expenses..............................................................................21
         11.3     Arbitration....................................................................................21
         11.4     Notices........................................................................................22
         11.5     Benefit and Binding Effect.....................................................................23
         11.6     Further Assurances.............................................................................23
         11.7     GOVERNING LAW..................................................................................23
         11.8     Headings.......................................................................................23
         11.9     Gender and Number..............................................................................23
         11.10    Entire Agreement...............................................................................23
         11.11    Waiver of Compliance; Consents.................................................................23
         11.12    Counterparts...................................................................................24
         11.13    Press Releases.................................................................................24

                                LIST OF SCHEDULES


                      Schedule 3.3     -    Consents

                      Schedule 3.4     -    Licenses

                      Schedule 3.5     -    Leasehold Interests

                      Schedule 3.6     -    Personal Property

                      Schedule 3.7     -    Contracts

                      Schedule 3.8     -    Insurance

                      Schedule 8.2(e)  -    Opinion of Seller's Counsel

                      Schedule 8.3(d)  -    Opinion of Buyer's Counsel

                      Schedule 9.3     -    Escrow Agreement

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT is dated as of ________, 199_, by and between PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation ("Buyer"), and WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company ("Seller").

                                    RECITALS

         A. Seller is the licensee or permittee of television station KBCB(TV), Channel 24, Bellingham, Washington (the "Station"), pursuant to authorizations issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all the assets that are owned by Seller or in which Seller have a transferable interest and which are used or useful in the business or operations of the Station, for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the right of Seller to payment for the sale of advertising and/or programming time on the Station prior to the Closing Date.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under the Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts that Buyer has marked with an asterisk (*) on Schedule 3.7 to indicate that such Contract will be assumed by Buyer upon its purchase of the Station, and (ii) any other Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Station, and
(i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "FCC" shall have the meaning set forth in the Recitals to this Agreement.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Seller in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Leasehold Interests" means Seller's interests in leaseholds and subleaseholds, easements, licenses, rights to access, and rights of way, and other improvements thereon, which are used or useful in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local government authorities to Seller in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Permitted Liens" means liens for taxes not yet due and payable and liens created by the operation of the Leasehold Interests.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, or any governmental entity.

         "Purchase Price" shall have the meaning set forth in Section 2.3 hereof.

         "Station" shall have the meaning set forth in the Recital to this Agreement.

         "Tangible Personal Property" means all machinery, equipment, tools, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is owned by Seller or in which Seller has an interest and which is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding any Tangible Personal Property consumed in the ordinary course of business between the date hereof and the Closing Date.

         "Time Brokerage Agreement" means the Time Brokerage Agreement dated as of August 19, 1996 between Seller and Buyer.

SECTION 2.  PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and/or deliver to Buyer on the Closing Date, and Buyer agrees to purchase and accept, all of the assets and property interests owned by Seller or in which Seller has a property interest which are used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2 hereof, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Liens), including the following:

                  (a) The Tangible Personal Property;

                  (b) The Leasehold Interests;

                  (c) The Licenses;

                  (d) The Assumed Contracts;

                  (e) The Intangibles, including the goodwill and call signs of the Station, if any;

                  (f) All choses in action of Seller relating to the Station that are assignable to Buyer as provided herein; and

                  (g) All records required by the FCC to be kept by the Station and copies of all other books and records which belong to Seller and are within its possession and control relating to the business or operations of the Station (exclusive of corporate, financial and accounting records) including executed copies of the Assumed Contracts.

         2.2 Excluded Assets.  The Assets shall exclude the following assets:

                  (a) Cash or cash equivalents on hand as of the Closing Date; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar securities or other investments;

                  (b) Any pension, profit sharing or employee benefit plans and all contracts related thereto, and any collective bargaining agreements;

                  (c) All books and records relating to Seller's internal corporate organization or internal financial matters;

                  (d) The Accounts Receivable;

                  (e) Any Contracts not included in the Assumed Contracts, including, without limitation, all affiliation agreements relating to the Station; and

                  (f) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date.



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



         2.3 Purchase Price. The purchase price for the Assets shall be Three Million Nine Hundred Fifty Two Thousand Five Hundred Dollars ($3,952,500) (the "Purchase Price"). Not included, and remitted separately , was a commission of $200,000 to Communications Equity Associates, Inc. The Purchase Price is adjusted as provided below:

                  (a) Prorations. The Parties understand and agree that Buyer has ongoing responsibility for expenses, pursuant to the Parties' Time Brokerage Agreement, and Attachment B thereto. The Parties further understand and agree that the Time Brokerage Agreement shall expire upon the closing of this Asset Purchase Agreement. Accordingly, no proration of expenses is provided herein, as between Seller and Buyer.

                  (b) Taxes. Liability for personal income taxes, corporate income taxes, or capital gain taxes, as the result of this Asset sale, shall be the sole responsibility of Seller. State, county and local sales taxes on the sale shall be paid equally by Seller and by Buyer, with Buyer remitting at the closing, in addition to the Purchase Price, a sum equal to one-half of such State or local sales taxes, if any.

                  (c) Loan Forgiveness. In addition to the payment of the Purchase Price, Buyer shall forgive at the Closing all of the outstanding principle and interest due on the Promissory Note pursuant to the Loan Agreement with Seller dated August 19, 1996. At the closing, Buyer shall deliver with respect to the Promissory Note, a Release, in form reasonably satisfactory to Seller, as well as all instruments evidencing or constituting security for the Note repayment.

         2.4 Payment of Purchase Price.

                  At the Closing, Buyer shall pay to Seller the Purchase Price adjusted pursuant to Section 2.3(b) hereof by federal wire transfer of immediately available funds pursuant to wire instructions delivered by Seller at least two (2) Business Days prior to the Closing Date.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iv) any obligations or liabilities of Seller under any employee pension, retirement, or other benefit plans or with respect to commissions, wages, bonuses, incentive payments, vacation pay, sick leave, severance benefits, or other benefits of employees or former employees of Seller or their beneficiaries, (v) any obligations or liabilities of Seller with respect to any


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



Excluded Assets, or (vi) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Standing. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder and thereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery and the performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with the Certificate of Incorporation or Bylaws of Seller; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (iv) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto) listed on
Schedule 3.4. The Licenses listed on Schedule 3.4 have been validly issued and the Seller is the authorized legal holder thereof. The FCC Licenses comprise all of the licenses, permits and other authorizations required from the FCC for the conduct of the business or operations of the Station in accordance with applicable laws and in the manner and to the extent they are now conducted. None of the Licenses listed on Schedule 3.4 is subject to any station-specific or adjudicatory condition

(not including laws or rules of general applicability) which would limit the full operation of the Station as presently operated. The Licenses listed on
Schedule 3.4 are in full force and effect. The business and operations of the Station are being conducted in accordance with the Licenses listed on Schedule
3.4. Seller has no reason to believe that the Licenses issued by the FCC will not be renewed by the FCC in the ordinary course.

         3.5 Title to and Condition of Leasehold Interests. Excluding the Lease Agreement between Seller and Buyer, Schedule 3.5 contains a complete and accurate description of all leasehold interests necessary to conduct the business and operations of the Station as now conducted. With respect to each leasehold or subleasehold interest included in the Leasehold Interests being conveyed under this Agreement, so long as Seller fulfills its obligations under the lease therefor, except for landlord's mortgagee, if any, Seller has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon such Seller's leasehold or subleasehold interest. Seller has full legal and practical access to the Leasehold Interests.

         3.6 Title to and Condition of Tangible Personal Property. Excluding the Lease Agreement between Seller and Buyer, Schedule 3.6 contains descriptions of all material items of the Personal Property which comprise all material personal property necessary to conduct the business or operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property, free and clear of any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Liens. Each item of material Personal Property is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Station.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts. Seller has delivered to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts. Other than the Contracts, Seller require no contract or agreement to enable it to carry on its business as presently conducted. All of the Assumed Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms except as the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in breach, nor to Seller's knowledge is any other party in breach, of the terms of any such Assumed Contracts. Except as expressly set forth in Schedule 3.7, Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are substantially more onerous than those pertaining to such existing contract. Subject to obtaining the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Insurance. Schedule 3.8 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.8 are in full force and effect. During the three-year period ending on the date hereof, no insurance policy of Seller on the Assets or the Station have been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.9 Reports. All returns, reports and statements which the Station is currently required to file with the FCC and any other governmental agency have been filed. All of such reports, returns and statements are complete and correct as filed.

         3.10 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and they have paid or caused to be paid all taxes shown on said returns or on any tax assessment received by them to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by them to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

         3.11 Claims and Legal Actions. Seller has a legal obligation to repay loans advanced by one-time stockholders of a predecessor company, in the amount of $66,933.35 with this exception, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Station, nor does Seller know or have reason to be aware of any basis for the same.

         3.12 Environmental; Hazardous Materials. There are no claims, notices, suits, proceedings or investigations pending or, to Seller's knowledge, threatened, and there are no judgments against Seller or the Station by or before any governmental authority concerning environmental compliance. To Seller's knowledge, after due inquiry, (i) no toxic materials, hazardous waste, or hazardous substances, including any asbestos or asbestos-related products, any oils, petroleum-derived compounds or pesticides (hereinafter collectively referred to as the "Hazardous Materials") have been or are located on or about the Leasehold Interests; (ii) the Leasehold Interests has not been previously used for the storage, manufacture or disposal of Hazardous Materials; and (iii) no underground storage tank or related equipment ("UST") is located at the Leasehold Interests.

         3.13 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Station. Neither the ownership or use of


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



the properties of the Station nor the conduct of the business or operations of the Station conflicts with the rights of any other person or entity.

         3.14 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will knowingly contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Florida. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the FCC Consent, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with the Certificate of Incorporation or Bylaws of Buyer; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Buyer; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire the Assets or operate the Station.

         4.4 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will knowingly contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

         4.5 Buyer Qualifications. Buyer is legally, financially and otherwise qualified to be the licensee of and acquire, own and operate the Station under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC disqualify Buyer as assignee of the FCC Licenses or as the owner and operator of the Station.

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Station in the ordinary course of business in accordance with their past practices (except where such conduct would conflict with the following covenants or the terms of the Time Brokerage Agreement between Seller and Buyer), and in accordance with the other covenants in this Section 5.

         5.2 Contracts. Seller will not enter into any contract or commitment relating to the Station or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Buyer after Closing without Buyer's written consent.

         5.3 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except in connection with the acquisition of replacement property of equivalent kind and value.

         5.4 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens which shall be removed prior to the Closing Date and, (ii) liens for current taxes not yet due and payable.

         5.5 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses issued by the FCC to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Seller shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station.

         5.6 Rights. Seller shall not knowingly waive any material right relating to the Station or any of the Assets.


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         5.7 Access to Information. Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection and will furnish or cause to be furnished to Buyer or its authorized representatives all material information with respect to the affairs and business of the Station that Buyer may reasonably request (including any operations reports produced with respect to the affairs and business of the Station).

         5.8 Maintenance of Assets. Seller shall maintain all of the Assets in good condition (ordinary wear and tear excepted) with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices.

         5.9 Insurance. Seller shall maintain substantially the same insurance coverage provided by the existing insurance policies on the Station and the Assets until the Closing Date.

         5.10 Consents. Subject to the provisions of Section 6.5 hereof, Seller shall use its best efforts to obtain the Consents without any change in the terms or conditions of any Assumed Contract or License as in effect on the date of this Agreement. Seller shall advise Buyer of any communications it receives concerning the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, Seller shall cooperate with Buyer and use its best efforts to obtain from the Lessors under the Leasehold Interests such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's lenders may request.

         5.11 Books and Records. Seller shall maintain its books and records relating to the Station in accordance with past practices.

         5.12 Notification. Seller shall promptly notify Buyer in writing of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 of this Agreement.

         5.13 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Station.



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SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS

         6.1      FCC Consent.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall promptly prepare the appropriate application for the FCC Consent and shall file the application with the FCC within five (5) days of the execution of this Agreement. The parties shall prosecute the applications with all reasonable diligence and otherwise use their reasonable commercial efforts to obtain a grant of the applications as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by such party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent, provided, however, that the parties shall continue to have all rights available to them pursuant to Section 9 hereof. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under
Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under Section 9.

         6.2 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the Closing consistent with the provisions of the Time Brokerage Agreement.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and rules and regulations of securities markets, each party will keep confidential any information of a confidential nature obtained from the other party in connection with the transactions contemplated by this Agreement.


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Except as provided in this Paragraph each party will refrain from disclosing any such information to any third party. If this Agreement is terminated, each party will return to the other party all copies of all documents and other all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable commercial efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, neither Buyer nor Seller shall have any obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any material adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto; provided, however, that Seller shall be required to expend funds, if necessary, to cure any defaults in order to obtain Consents and either party shall be required to expend funds in respect of normal and usual filing fees and the fees of professional advisors.

         6.6 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of ninety (90) days from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of ninety (90) days from the Closing Date any books and records relating to the Assets that are included in the Assets.

         6.7 Broker. Each of Buyer and Seller represents and warrants that neither they nor any person or entity acting on their behalf have incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
            AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment or waiver by Buyer prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  (c) Consents. All Consents shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any material conditions that need not be complied with by Buyer under Section 6.1 hereof, Seller shall have complied with any conditions imposed on them by the FCC Consent, and the FCC Consent shall have become a Final Order.

                  (e) Governmental Authorizations. Seller shall be the holder of all FCC Licenses and there shall not have been any adjudicatory modification of any FCC License that could have a material adverse effect on the Station or the conduct of its business and operations. No adjudicatory proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any FCC License.

                  (f) Material Adverse Change. There shall not have been a material adverse change in the Assets since the date of this Agreement, including, without limitation, any damage, destruction or loss affecting any material assets used in the conduct or the business of the Station, except normal wear and tear to the Assets.

                  (g) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (h) Release of Liens. Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer that all security interests, mortgages, encumbrances, and liens on the Assets that are not Permitted Liens have been released and removed.

         7.2 Conditions to Obligations of Seller All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any material conditions that need not be complied with by Seller under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

SECTION 8.  CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

                  (a) Closing Date. The Closing shall take place at 10:00 a.m. on a date to be set by Buyer on at least five (5) business days' written notice to Seller, that is (1) not earlier than the first business day after the FCC Consent is granted, and (2) not later than ten (10) business days following the date upon which the FCC Consent has become a Final Order. If Buyer fails to specify the date for Closing pursuant to the preceding sentence prior to the fifth Business Day after the date upon which the FCC Consent becomes a Final Order, the Closing shall take place on the tenth Business Day after the date upon which the FCC Consent becomes a Final Order.

                  (b) Closing Place. The Closing shall be held by the exchange of signed documents delivered by mail to the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington D.C. 20036.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Subject to the provisions of this Agreement, duly executed bills of sale, general warranty deeds, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for Permitted Liens;

                  (b) Consents. An executed copy of any instrument evidencing receipt of any Consent;

                  (c) Certificates. A certificate, dated as of the Closing Date, executed by Seller certifying (1) that the representations and warranties of such Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that such Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this

Agreement to be performed and complied with on or prior to the Closing Date and such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's lenders may request;

                  (d) Licenses, Contracts, Business Records, Etc. Copies of all documents described in Section 2.1(g) hereof;

                  (e) Opinion of Counsel. An opinion of Seller's counsel dated as of the Closing Date, substantially in the form of Schedule 8.2(e) hereto;

                  (f) Resolutions. Certified copy of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement;

                  (g) Other Instruments. Such other instruments and certificates or other documentation as Seller are required by the terms hereof to deliver or as Buyer may reasonably request.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel;

                  (a) Purchase Price. The Purchase Price as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (c) Certificate. A certificate, dated as of the Closing Date, executed by Buyer certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (d) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(d) hereto;

                  (e) Resolutions. Certified copy of resolutions of Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement;

                  (f) Loans. The Promissory Note marked paid in full and all documents constituting or evidencing security interests for the loan; and

                  (g) Other Instruments. Such other instruments and certificates or other documentation as Buyer is required by the terms hereof to deliver or as Seller may reasonably request.

SECTION 9.  TERMINATION

         9.1 Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Assets abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If, on the date that would otherwise be the Closing Date, any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied or waived in writing by Seller.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by Seller, that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by December 31, 1998.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Station abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by Buyer, that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by December 31, 1998.

         9.3 Escrow Deposit. Previously, Buyer has deposited with First Union National Bank (the "Escrow Agent") Two Hundred Thousand Dollars ($200,000). All funds and documents deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement executed on the date hereof in the form of Schedule 9.3 (the "Escrow Agreement") and the following provisions:

                  (a) At the Closing, Buyer shall be entitled to receive all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent.

                  (b) If this Agreement is terminated by Seller pursuant to
Section 9.1 hereof due to Buyer's material breach of this Agreement, and Seller is not in material breach of any provision of this Agreement, Seller shall be entitled to receive all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent.

                  (c) If this Agreement is terminated and all of the conditions for the disbursement of the escrow fund to Seller under Section 9.3(b) are not satisfied, Buyer shall be entitled to receive all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent.

         9.4 Rights on Termination. (a) If this Agreement is terminated pursuant to Section 9.1 or 9.2 and neither party is in material breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets. If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement and Seller is not in material breach of any provision of this Agreement, then the forgiveness of any obligation by Seller to pay any principal or interest under the Loan Agreement between Buyer and Seller shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller by reason of Buyer's material breach of this Agreement. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of the escrow in accordance with
Section 9.3 hereof, together with any interest or other proceeds from the investment of that amount, is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Seller's material breach of any provision of this Agreement, and Buyer is not in material breach of any provision of this Agreement, Buyer shall have all rights and remedies available at law or equity, including the right to seek specific performance of this Agreement.

                  (b) Seller agrees that the Assets include unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if this Agreement is not specifically enforced after breach if Seller shall have committed a material breach. Therefore, Buyer shall have the right to specifically enforce Seller's performance under this Agreement and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the closing for a period of eighteen (18) months.

         10.2 Indemnification by Seller. Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station and/or the Assets prior to the Closing Date, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, Schedule, document, or instrument delivered to Seller under this Agreement.

                  (b) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station and/or the Assets by Buyer on and after the Closing.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant as soon as practicable after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate int he defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnification rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Certain Limitations. Notwithstanding anything in this Agreement to the contrary, neither party shall indemnify or otherwise be liable to the other party with respect to any claim for any breach of a representation or warranty, or for the breach of any covenant contained in this Agreement, except to the extent the losses, obligations, liabilities, costs and expenses of such parties arising therefrom exceed Five Thousand Dollars ($5,000).

SECTION 11.  MISCELLANEOUS

         11.1 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         11.2 Fees and Expenses. Buyer shall pay the fee payable to the FCC in connection with the filing of the application for FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         11.3 Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration in Washington, D.C. by a panel of three (3) arbitrators. Seller and Buyer shall each designate one (1) disinterested arbitrator, and the two (2) arbitrators so designated shall select the third arbitrator. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty (30) days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Seller or Buyer against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance under Section 9.4(b) of this Agreement.

         11.4 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:               Paxson Communications of Seattle-24, Inc.
                           601 Clearwater Park Road
                           West Palm Beach, FL   33401
                           Attention:  Mr. Lowell W. Paxson
                           Telecopy:  (407) 655-9424
                           Telephone: (407) 659-4122

With copy to:              John R. Feore, Jr., Esq.
                           Dow, Lohnes & Albertson
                           A Professional Limited Liability Company
                           1200 New Hampshire Avenue, N.W., Suite 800
                           Washington, D.C.   20036
                           Telecopy:  (202) 776-2222
                           Telephone:  (202) 776-2786

If to Seller:              World Television of Washington, L.L.C.
                           6611 Santa Monica Boulevard
                           Los Angeles, CA   90038-1311
                           Attention:  Larry Rogow
                           Telecopy:   (213) 469-2193
                           Telephone:  (213) 469-5696

With copy to:              Michael Couzens, Esq.
                           5337 College Avenue
                           Oakland, CA   94616
                           Telecopy:  (510) 654-6741
                           Telephone:  (510) 658-7654


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.4.

         11.5 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement to a wholly-owned subsidiary or commonly controlled affiliate satisfying the requirements of Section 4.5 hereof without seeking or obtaining Seller's prior approval. Upon any permitted assignment by Buyer or Seller in accordance with this Section 11.5, all references to "Buyer" herein shall be deemed to be references to Buyer's assignee and all references to "Seller" herein shall be deemed to be references to Seller's assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.6 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.8 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.9 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.10 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.11 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 11.11.

         11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.13 Press Releases. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings and, if required, press releases with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in which case the other party shall be first notified in writing.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                                    PAXSON COMMUNICATIONS OF
                                    SEATTLE-24, INC.



                                    By:
                                        --------------------------------------
                                          Name:  William L. Watson
                                          Title: Secretary



                                    WORLD TELEVISION OF WASHINGTON, L.L.C.



                                    By:
                                       ---------------------------------------
                                          Name:
                                          Title:

                                                                    SCHEDULE 3.3



                                    Consents

                                                                    SCHEDULE 3.4



                                    Licenses

                                                                    SCHEDULE 3.5



                               Leasehold Interests

                                                                    SCHEDULE 3.6



                                Personal Property

                                                                    SCHEDULE 3.7



                                    Contracts

                                                                    SCHEDULE 3.8



                                    Insurance

                                                                 SCHEDULE 8.2(E)



                           Opinion of Seller's Counsel

                                                                 SCHEDULE 8.2(G)



                            Noncompetition Agreement

                                                                 SCHEDULE 8.3(D)



                           Opinion of Buyer's Counsel

                                                                    SCHEDULE 9.3



                                Escrow Agreement

================================================================================



                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                     WORLD TELEVISION OF WASHINGTON, L.L.C.

                                       AND

                              PAXSON COMMUNICATIONS
                               OF SEATTLE-24, INC.

                                       FOR

                           TELEVISION STATION KBCB(TV)
                             BELLINGHAM, WASHINGTON

                                      * * *

                                 AUGUST 19, 1996


================================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----

SECTION 1.  TERM..................................................................................................1
         (a)  Initial and Renewal Term............................................................................1
         (b)  Holding Over........................................................................................1

SECTION 2.  RENT AND TAXES........................................................................................2
         (a)  Rent for Initial and Renewal Terms..................................................................2
         (b)  Security Deposit....................................................................................3
         (c)  Taxes...............................................................................................3
         (d)  Payment.............................................................................................3

SECTION 3.  USE OF ASSETS.........................................................................................3

SECTION 4.  ALTERATIONS...........................................................................................4

SECTION 5.  MAINTENANCE AND REPAIRS...............................................................................4

SECTION 6.  INDEMNITY AND INDEMNITY INSURANCE.....................................................................5

SECTION 7.  ASSIGNMENT............................................................................................6

SECTION 8.  CONDEMNATION..........................................................................................6

SECTION 9.  INTERFERENCE AND RF RADIATION.........................................................................7
         (a)  General.............................................................................................7
         (b)  RF Radiation........................................................................................7

SECTION 10.  FORCE MAJEURE........................................................................................7

SECTION 11.  MECHANICS' LIENS.....................................................................................7

SECTION 12.  LESSOR'S LIEN........................................................................................8

SECTION 13.  QUIET ENJOYMENT......................................................................................8

SECTION 14.  DEFAULT..............................................................................................8

SECTION 15.  SURRENDER OF LEASED ASSETS...........................................................................8

SECTION 16.  NOTICES..............................................................................................9



                                       (i)

                                                                                                               Page
                                                                                                               ----

SECTION 17.  PROPERTY INSURANCE...................................................................................9

SECTION 18.  TAXES...............................................................................................10

SECTION 19.  CAPTIONS............................................................................................10

SECTION 20.  COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES....................................................10

SECTION 21.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS...........................................................................................10

SECTION 22.  COUNTERPARTS........................................................................................10

SECTION 23.  ATTORNEYS FEES......................................................................................10

SECTION 24.  MISCELLANEOUS.......................................................................................10

SECTION 25.  ENTIRE AGREEMENT....................................................................................11

SECTION 26.  WAIVER OF JURY TRIAL................................................................................11




                                      (ii)

                                 LEASE AGREEMENT


         THIS LEASE is made and entered into as of this 19th day of August, 1996, by and between PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation (hereinafter referred to as "Lessor"), and WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company (hereinafter referred to as "Lessee").

                               STATEMENT OF FACTS

         A. Lessor and Lessee desire to enter into this Agreement pursuant to which Lessor shall lease to Lessee certain assets used or useful in the operation of new television station KBCB(TV), Channel 24, Bellingham, Washington (the "Station").

         B. Concurrently, Lessor and Lessee have entered into a Construction Agreement, whereby Lessor as Contractor and Lessee as Permittee are arranging on terms as fully set forth therein, for the construction of a facility for the Station. By this Lease Agreement the Parties desire to set forth the terms and conditions of leasing for that Station facility.

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.  TERM.

                  (a) Initial and Renewal Term. Lessee shall have the right to use the assets described in Exhibit A hereto (the "Leased Assets") for an Initial Term commencing on the same day that, pursuant to the Construction Agreement, Section 3(B), the Contractor notifies the Permittee that the contract work is "substantially complete." (the "Commencement Date"). The Initial Term shall expire at 12:00 midnight on the fifth anniversary of the date of this Lease Agreement (the "Initial Term"), unless this Lease is sooner terminated as hereinafter provided. This Lease may be renewed for additional one-year terms (the "Renewal Term"), unless at least 90 days prior to the expiration of the Initial Term Lessor or Lessee shall have provided written notice to the other stating that it does not intend to renew this Lease for a Renewal Term. The Initial Term and Renewal Term shall be subject to all of the terms and conditions set forth in this Lease.

                  (b) Holding Over. If Lessee or anyone claiming under Lessee shall remain in possession of the Leased Assets or any part thereof after the expiration of the Initial Term or the Renewal Term without any agreement in writing between the Lessor and Lessee with respect thereto, prior to acceptance of rent by Lessor, the person remaining in possession shall be deemed a holdover lessee, and, after acceptance of rent by Lessor, the party remaining in possession of the Leased Assets shall be deemed a lessee from month-to-month, subject to the provisions of this Lease. The rental during any such period shall equal one hundred twenty-five percent (125%) of the rental in effect immediately preceding such expiration.

                  (c) Contract Successor. The Parties hereto have entered into an Option Agreement, under which the Lessor in the future may choose to acquire ownership of the Station from the Lessee under the terms and conditions as stated in an Asset Purchase Agreement. This Lease shall expire automatically, in the event and at the time that there is a Closing under the Asset Purchase Agreement.

                  (d) Purchase Option. In the event that the time for the exercise of the Option arrives, and the Option holder (Lessor) chooses not to exercise its option, or if the Asset Purchase Agreement shall expire or be terminated, then Lessee shall have the option within 90 days to acquire all of the leased facilities by tendering to Lessor cash consideration at their then fair market value as determined by an experienced broadcast equipment appraiser mutually acceptable to Lessor and Lessee.

         SECTION 2.  RENT AND TAXES.

                  (a) Rent for Initial and Renewal Terms. Lessee covenants and agrees to pay Lessor for the use of the Leased Assets during the Initial Term and the Renewal Term the amounts set forth below (the "Rent"):

                           (1) On or before the last day of the month in which
the Commencement Date falls, Lessee shall pay as Rent for each day of the period beginning on the Commencement Date and ending on the last day of such month the sum of _________ Dollars ($________).

                           (2) Lessee shall pay to Lessor annual Rent in the
amount of ___________ Dollars ($________) (the "Base Rent") for the period beginning with the month first following the Commencement Date and continuing until ____________, which amount shall be payable in equal monthly installments.

                           (3) In the event that this Lease is renewed, the Rent
to be paid by Lessee to Lessor during the Renewal Term shall be equal to the sum of the Base Rent plus the amount determined by multiplying the Base Rent by the percentage increase, if any, in the U.S. Department of Labor, Bureau of Labor Statistics, Revised All-Cities Consumer Price Index for the Bellingham, Washington metropolitan area (the "CPI") published immediately prior to the last day of the Initial Term over the CPI published immediately prior to the Commencement Date. In no event shall the Rent to be paid by Lessee during the Renewal Term be less than the Base Rent.

                           (4) If the CPI ceases to exist or is substantially
changed, Lessor shall substitute a similar index. Except as otherwise specifically provided herein, installments of Rent during the Initial Term and the Renewal Term shall be paid in advance in United States Dollars (without prior notice or invoice by Lessor) on or before the first of the month and any amounts which are payable when invoiced hereunder shall be due within twenty
(20) days after Lessee's receipt of such invoice.

                  (b) Security Deposit. As security for the timely performance of Lessee's obligations hereunder, Lessee shall pay to Lessor on the Commencement Date the amount of __________ Dollars ($_______) which shall be held by Lessor as a security deposit for the Initial Term and the Renewal Term. Lessor shall be permitted to apply the security deposit to satisfy Lessee's obligations hereunder.

                  (c) Taxes. Lessee shall pay to Lessor, when invoiced, any and all taxes and assessments levied or assessed on or against the use of the Leased Assets and/or the rental payments due hereunder.

                  (d) Payment. All monthly payments of rent or other sums due Lessor hereunder shall be sent to or made at the offices of Lessor designated in
Section 16 hereof, or such other place as may be designated by Lessor from time to time.

         SECTION 3.  USE OF ASSETS.

                  (a) Lessee shall have the right to use the Leased Assets only for the purpose of constructing and operating the Station and for the construction and operation of transmit and receive towers, satellite receivers and associated equipment related to Lessee's operation of the Station.

                  (b) Lessee accepts the Leased Assets in their present condition ("as is") and agrees that it will take good care of the Leased Assets, subject to reasonable wear and tear, and that Lessee will return the Leased Assets to Lessor in the same condition as said Leased Assets were in at the time control was turned over to Lessee, subject to reasonable wear and tear, and damage done by Lessor, if any. Furthermore, at Lessor's option, Lessee at its sole cost and expense shall remove or change all alterations made pursuant to
Section 4(a) hereof so as to return said Leased Assets to Lessor in said same condition, subject to this subsection 3(b). Lessee agrees that it will comply with all laws, ordinances, orders, rules, regulations or requirements of all governmental authorities which are applicable to its use of the Leased Assets.

                  (c) Lessee, at its own cost and expense, shall obtain and maintain in effect any and all permits, licenses and approvals that are or may be required with respect to the construction or operation of the Station by each governmental authority having jurisdiction over such construction or operation.

         SECTION 4.  ALTERATIONS.

                  (a) Subject to Lessor's approval, which approval shall not be unreasonably withheld, Lessee, at its own expense and subject to the provisions of Subsection 4(b) hereof, may make such alterations, additions, changes and improvements (herein called "Alterations") to the Leased Assets as Lessee may deem necessary or desirable, subject to Lessor's approval, which approval shall not be unreasonably withheld; provided that said Alterations shall not lessen the value of the Leased Assets.

                  (b) Before Lessee may make any Alterations to the Leased Assets in accordance with the rights granted by Subsection 4(a) hereof, Lessee shall submit to Lessor written specifications for such Alterations that are proposed for Lessor's approval. Lessor, within thirty (30) days after receipt by it of the written specifications, shall notify Lessee whether it approves such Alterations. If Lessor fails to notify Lessee in writing within such thirty (30) day period that it disapproves of such Alterations, Lessee may proceed to cause the Alterations to be made.

         SECTION 5.  MAINTENANCE AND REPAIRS.

                  (a) Lessor shall be responsible for the repair and maintenance of the Leased Assets. In the event that Lessee reasonably determines that a repair or replacement is needed and Lessor after written notice does not make said repair or replacement within a reasonable period of time, Lessee shall notify Lessor in writing that it considers said repair or replacement necessary and that it is contemplating making said repair. Lessee may then, at its option, make such repair or replacement and charge the reasonable cost incurred to Lessor. It is agreed that nothing in the foregoing shall relieve Lessor from full performance of its obligations and that the remedy referred to above is in addition to any other remedy available to Lessee.

                  (b) If the Leased Assets shall be partially damaged by fire or other cause without the fault or neglect of Lessee or its employees, agents, visitors or licensees, the Lessor shall proceed forthwith to replace or to repair the Leased Assets with reasonable diligence at the expense of Lessor; provided, if the Leased Assets are to be replaced or repaired and are unusable in whole or in part following such damage, the rent payable hereunder during the period in which they are unusable shall be adjusted equitably; provided further, however, if the Leased Assets are totally damaged or rendered wholly unusable by fire or other cause, including, but not limited to, condemnation, and Lessor shall decide not to replace the same, then, within ninety (90) days after such fire, casualty or condemnation, Lessor may give Lessee notice in writing of the decision not to replace, whereupon the Initial Term or Renewal Term of this Lease shall terminate, Lessee shall surrender the Leased Assets to Lessor, and rent shall be abated for the unexpired portion of this Lease, effective as of the date of said written notice from Lessor, and Lessor shall have no further obligation or liability to Lessee. It is agreed that nothing in this Subsection 5(b) shall require Lessor to replace or to repair any or all Alterations.

                  (c) Lessor will maintain the Leased Assets so as to comply with existing rules and regulation imposed by any governmental authority having jurisdiction over the construction or operation of the Station, and make any repairs and modifications reasonably necessary to maintain the Leased Assets in good condition and in compliance with good broadcast engineering practices. In performance of its obligation to maintain and repair the Leased Assets, it may be necessary from time to time for Lessor to request that Lessee temporarily cease its broadcast operation, turn off electrical power and/or make other adjustments to its equipment and operations. Lessor agrees to schedule such work, as far as reasonably possible, from 1:00 A.M. to 5:00 A.M., and Lessor will not cause any temporary interruption of Lessee's broadcast operation under this provision unless such interruption is required by and consistent with good engineering practices. Lessee agrees to cooperate with Lessor and to comply with and honor Lessor's reasonable requests for temporary cessation of its broadcast operation, to turn off electrical power and/or to make other adjustments to its equipment or operation, as necessary, to allow Lessor to perform such work in an orderly and timely manner.

         SECTION 6.  INDEMNITY AND INDEMNITY INSURANCE.

                  (a) Lessee shall indemnify and hold harmless Lessor from any and all claims, expenses or liabilities, including reasonable attorneys' fees and court costs, for injuries to or death of persons, or damage to property arising out of or in connection with Lessee's use of the Leased Assets. Lessee further agrees to defend on behalf of Lessor all legal actions, if any, arising out of any such claim for such damages. Lessor shall not be liable for loss or damage sustained by Lessee by reason of business interruption resulting from any or all acts or omissions of Lessor or violations by Lessor of any or all terms, covenants or conditions of this Lease.

                  (b) Lessee agrees that it will, at its expense, obtain and maintain during the Initial Term or Renewal Term public liability insurance against claims of injury to or death of persons, or damage to property arising out of or in connection with Lessee's use of the Leased Assets, naming Lessee and Lessor as insured persons. Such public liability insurance shall be with an insurer that Lessor finds reasonably satisfactory and shall have limits of not less than One Million Dollars ($1,000,000) with respect to claims of injury to or death of any number of persons in any one occurrence and not less than Two Hundred Thousand Dollars ($200,000) for property damage in any one occurrence. Lessee agrees to name Lessor as a co-insured party on any and all such public liability insurance policies. Satisfactory evidence of such coverage shall be submitted by Lessee to Lessor.

         SECTION 7.  ASSIGNMENT.

                  (a) Lessee's Right to Assign. Neither this Lease nor any of the rights, interests or obligations of Lessee hereunder shall be assigned, encumbered, hypothecated, subleased or otherwise transferred without the prior written consent of Lessor.

                  (b) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 8.  CONDEMNATION.

                  (a) If during the Initial Term or Renewal Term of this Lease the Leased Assets or any portion thereof shall be appropriated by any corporation or authority having the right of eminent domain, or if access to the Leased Assets is restricted by action of any such corporation or authority and reasonably comparable access is not made available to the Leased Assets, this Lease and all obligations of Lessor and Lessee hereunder shall cease and terminate as of the date the appropriating corporation or authority takes possession thereof or materially restricts access to the Leased Assets. All obligations of Lessee to pay any rents or other charges whatsoever under the terms of this Lease shall be apportioned as of such date in the same manner as if the Lease had expired on such date according to its terms.

                  (b) Whenever used herein, the terms "appropriated" or "appropriation" shall include any voluntary transfer of the Leased Assets or any part thereof to any corporation or authority having the right of eminent domain as a result of a settlement of a threatened or pending appropriation action.

                  (c) In the event of the appropriation of the whole or any part of the Leased Assets, the amount received as compensation for the appropriation (including in the case of an appropriation of part of the Leased Assets, any amount allowed as damages to the remainder) shall be paid in full to Lessor, subject, however, to any right of Lessee to receive any additional or specific award from the appropriating corporation or authority to which it might be entitled.

                  (d) In any appropriation of the Leased Assets, Lessee shall have the right to prove in the proceeding and to receive any award which may be for damages to or condemnation of Lessee's movable trade fixtures, equipment, furniture and furnishings and for moving and relocation expenses.

         SECTION 9.  INTERFERENCE AND RF RADIATION.

                  (a) General. Lessee will conduct its activities in accordance with applicable requirements of the FCC and sound electronic and engineering practice.

                  (b) RF Radiation. Lessee shall, at Lessee's expense, take all actions required to ensure that Lessee's broadcast operation does not expose workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in the American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 kHz to 100 GHz (ANSI C95.1-1982) issued by the American National Standards Institute.

         SECTION 10. FORCE MAJEURE. Neither Lessor nor Lessee shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or to overcome; provided, however, force majeure shall not excuse Lessee from its obligation to pay rent or other sums hereunder and Lessee shall be required to pay any and all rent and such other sums as provided by this Lease.

         SECTION 11. MECHANICS' LIENS. Lessee shall not suffer or permit any mechanics' liens to be filed against the Leased Assets by reason of work, labor or materials supplied or claimed to have been supplied to Lessee that are not removed or for which adequate bond has not been provided within thirty (30) days of such filing. Furthermore, if any such lien at any time shall be filed against the Leased Assets, Lessee shall proceed with due diligence to cause the same to be discharged of record by payment, deposit, bond, order of court or otherwise.

         SECTION 12. LESSOR'S LIEN. Lessor shall have a first lien upon every right and interest of Lessee to and in the Leased Assets for the payment of rent and all other sums payable by Lessee hereunder and as security for the performance and observance of the agreements, conditions, and obligations of this Lease by and between Lessor and Lessee, dated the date hereof, which agreements, conditions, and obligations are to be performed and observed by Lessee.

         SECTION 13. QUIET ENJOYMENT. Lessor covenants that, upon payment by Lessee of all rents and the performance by Lessee of all obligations pursuant to this Lease, Lessee shall and may peaceably and quietly have and enjoy the Leased Assets for and during the Initial Term and any Renewal Term of this Lease, pursuant to the terms hereof, free from any hindrance from any person or persons whomsoever claiming by, through or under Lessor.

         SECTION 14. DEFAULT. If the Lessee defaults in fulfilling any of its material covenants or obligations hereunder, or if the Lessee does not fully make all payments of rent when due under this Lease, Lessor at its option may terminate and end this Lease and recover the Leased Assets provided that Lessee has been given written notice by Lessor and that Lessee has not made full payment of the rent and cured all other such defaults, if any, within fifteen
(15) days following such notice. Furthermore, if Lessee fails to make a payment of Rent hereunder when due, Lessee shall be liable for and pay to Lessor a late payment charge at the rate of eighteen percent (18%) per annum, computed from the date said payment was due until the date said payment is actually made. In the event of a default hereunder, other than the nonpayment of rent or other monetary obligation, the Lessor shall have the right to terminate this Lease if Lessee does not cure such default within thirty (30) days of written notice from Lessor. In the event of said defaults, in addition to said termination rights, Lessor shall have all other rights and remedies to which it may be entitled. A waiver by the Lessor of any breach of this Lease or any terms, conditions or promises herein contained must be in writing to be effective and shall not be or construed to be a waiver of any subsequent breach of the same or any other term, condition or promise herein and the payment by the Lessee and acceptance by the Lessor of rent hereunder shall not be construed to be a waiver of any breach of terms or conditions herein except as to the particular installment of rent so paid and accepted.

         SECTION 15. SURRENDER OF LEASED ASSETS. Subject to the expiration and termination provisions of Section 1 hereof, and in accordance with Subsection 3(b) hereof, Lessee, upon the expiration of the Initial Term or Renewal Term of this Lease or the earlier termination of this Lease, shall surrender to Lessor the Leased Assets.

         SECTION 16. NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (ii) deemed to have been given the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iii) addressed as follows:

If to Lessor:              Paxson Communications of Seattle-24, Inc.
                           601 Clearwater Park Road
                           West Palm Beach, FL  33401
                           Attention:   Lowell W. Paxson

with a copy                Dow, Lohnes & Albertson
(which shall               A Professional Limited Liability Company
not constitute             1200 New Hampshire Avenue, N.W.,
notice) to:                Suite 800
                           Washington, D.C.  20036-6802
                           Attention:   John R. Feore, Jr., Esq.

If to Lessee:              World Television of Washington, L.L.C.
                           6611 Santa Monica Boulevard
                           Los Angeles, CA   90038-1311
                           Attention:  Larry Rogow

with a copy                Michael Couzens, Esq.
(which shall               5337 College Avenue
not constitute             Suite 610
notice) to:                Oakland, CA   94618


or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 16.

         SECTION 17.  PROPERTY INSURANCE.

                  (a) Lessor shall, at its expense, obtain and maintain during the Initial Term and Renewal Term of this Lease, "All Risk", hazard insurance on the Leased Assets. Such insurance shall cover at least all risks customarily insured against in the broadcasting industry, subject to standard deductibles.

                  (b) Lessee hereby releases Lessor from and holds Lessor harmless against any and all claims that Lessee may hereafter have for loss, theft, disappearance, damage or destruction of the Leased Assets, regardless of the cause thereof. Notwithstanding the generality of the foregoing, this release shall not apply to any grossly negligent, willful or wanton act of the Lessor, its employees, agents or representatives. In the event that insurance on the Leased Assets was in force at the time of such loss, theft, disappearance, damage or destruction, Lessee agrees to take all necessary action to make this release effective and binding upon its insurance carriers so that such carriers specifically waive all right of subrogation, if any, that such carriers might otherwise have against Lessor and its employees, agents or contractors.

         SECTION 18. TAXES. During the term hereof, Lessor agrees to pay all personal property taxes assessed against the Leased Assets within thirty (30) days of its receipt of a true and correct statement.

         SECTION 19. CAPTIONS. The captions or headings of sections in this Lease are inserted for convenience only and shall not be considered in construing the provisions hereof.

         SECTION 20. COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES. This Lease shall inure to the benefit of and be binding upon the successors and assigns of Lessor and Lessee.

         SECTION 21. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Any and all representations, warranties and covenants contained in this Lease shall survive the execution of the Lease and shall continue in full force and effect during the Initial Term and any Renewal Term hereof.

         SECTION 22. COUNTERPARTS. More than one counterpart of this Lease may be executed by the parties hereto and each duly executed counterpart shall be deemed an original.

         SECTION 23. ATTORNEYS FEES. In the event an action is brought to enforce or construe any of the terms or conditions of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

         SECTION 24.  MISCELLANEOUS.

                  (a) This Lease shall be governed by the laws of the State of Florida and may be modified or amended only by a writing, signed by the party against whom the amendment or modification is sought to be enforced.

                  (b) Failure of either party to exercise its rights hereunder shall not operate as a waiver of the future exercise of such right.

         SECTION 25. ENTIRE AGREEMENT. This Lease, including the exhibits hereto, sets forth the entire understanding of the parties hereto at the time of execution and delivery hereof with respect to the subject matter hereof.

         SECTION 26. WAIVER OF JURY TRIAL. To the extent they may lawfully do so, the parties hereto irrevocably waive all rights to a trial by jury in any proceeding hereinafter instituted by or against either party in respect of this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the date first set forth above.

                     WORLD TELEVISION OF WASHINGTON, L.L.C.



                     By: /s/ Frank Washington
                        ---------------------------------------------------
                             Name: Frank Washington
                             Title: President



                    PAXSON COMMUNICATIONS OF SEATTLE-24, INC.



                    By:  /s/ Anthony L. Morrison
                        ---------------------------------------------------
                            Name:  Anthony L. Morrison
                            Title: Vice President

                                    EXHIBIT A

                                  Leased Assets

================================================================================




                             CONSTRUCTION AGREEMENT

                                 BY AND BETWEEN

                     WORLD TELEVISION OF WASHINGTON, L.L.C.

                                       AND

                            PAXSON COMMUNICATIONS OF
                                SEATTLE-24, INC.

                                       FOR

                           TELEVISION STATION KBCB(TV)
                             BELLINGHAM, WASHINGTON

                                      * * *

                                 AUGUST 19, 1996



================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

          SECTION 1.  DEFINITIONS.................................................................................1

          SECTION 2.  THE WORK....................................................................................2

          SECTION 3.  COMPLETION OF THE WORK......................................................................3

          SECTION 4.  COST OF THE WORK............................................................................3

          SECTION 5.  BUDGET......................................................................................3

          SECTION 6.  CONTRACTOR'S CONSTRUCTION OBLIGATIONS.......................................................4

          SECTION 7.  SUBCONTRACTORS..............................................................................5

          SECTION 8.  PROTECTION OF PERSONS AND PROPERTY..........................................................5

          SECTION 9.  INSURANCE...................................................................................5

          SECTION 10. DAMAGES.....................................................................................6

          SECTION 11. TERMINATION.................................................................................6

          SECTION 12. MISCELLANEOUS PROVISIONS....................................................................6

          SECTION 13. COUNTERPARTS................................................................................8

                             CONSTRUCTION AGREEMENT


         THIS CONSTRUCTION AGREEMENT (the "Agreement") is entered into as of this 19th day of August, 1996, by and between PAXSON COMMUNICATIONS OF SEATTLE-24, INC., a Florida corporation ("Contractor"), and WORLD TELEVISION OF WASHINGTON, L.L.C., a Delaware limited liability company ("Permittee").

                               W I T N E S S E T H

         WHEREAS, Permittee holds a construction permit issued by the Federal Communications Commission ("FCC") for new television station KBCB(TV), Channel 24, Bellingham, Washington, FCC File Nos. BMPCT-950821KE; BMPCT-960614KE (as subsequently modified through the date hereof, the "Construction Permit");

         WHEREAS, Permittee and Contractor have entered into various agreements relating to the Station including an Option Agreement dated as of the date hereof; and

         WHEREAS, this Agreement provides that Contractor and Permittee shall permit Contractor to specify the materials and equipment required to construct the facilities proposed in the Construction Permit for new television station KBCB(TV), Channel 24, Bellingham, Washington (the "Station"), and to undertake, following consultation with Permittee, such construction.

         NOW THEREFORE, in consideration of the above and of the mutual promises covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are acknowledged hereby, the parties, intending to be legally bound, agree as follows:

         SECTION 1. DEFINITIONS. In addition to the terms which are elsewhere defined in this Agreement, the following terms shall have the respective meanings hereinafter set forth:

                  A. "Budget" shall mean the preliminary budget as agreed to by Permittee and Contractor, as described in Exhibit A attached hereto, as such Budget may be amended in accordance with Section 6 of this Agreement.

                  B. "Contract Documents" shall mean this Agreement, all authorizations issued to the Permittee for the Station's operation and construction, the Plans and Specifications and the Budget.

                  C. "Plans and Specifications" shall mean the plans and specifications described in Exhibit B attached hereto, and as supplemented from time to time with the agreement of Contractor and Permittee.

                  D. "Work" shall mean all labor, materials and equipment necessary or appropriate for the construction of the facilities described in the Plans and Specifications as authorized in the Construction Permit.

         SECTION 2.  THE WORK.

                  A. Contractor agrees to do the following at Contractor's expense:

                           (i) Within 30 days of the execution of this
Construction Agreement, to recruit, qualify and appoint a principal officer who shall be ultimately responsible for all aspects of the construction project, including oversight and control of employees, agents and subcontractors, and communication with and receipt of ultimate direction from Permittee, and delegated directions from Contractor. Together with any firm or organization in which the principal officer may be an executive, this person shall be referred to as the Contract Officer.

                           (ii) In consultation with Permittee, specify for the
purchase or lease by Contractor of the equipment, supplies and materials necessary or appropriate for the construction and installation of the facilities described in the Plans and Specifications and as authorized in the Construction Permit; and

                           (iii) With the concurrence of the Permittee and under
the overall direction of the Contract Officer, construct and/or install the facilities described in the Plans and Specifications in accordance with the Construction Permit and all applicable zoning, building or other governmental laws, ordinances or regulations.

                  B. Permittee has done or agrees to do the following:

                           (i) Maintain in effect the Construction Permit, as it
may be modified, including the filing, if necessary, of an application to extend the expiration date of the Construction Permit;

                           (ii) File with the FCC or any other governmental
agency and prosecute to the full extent any amendments to the Construction Permit and any other applications which may be necessary for the implementation of the Construction Permit, the construction of the Station, and the commencement and continuation of the Station's operations as proposed in the Construction Permit;

                           (iii) Prepare and timely file with the FCC
applications for Program Test Authority and for license for the constructed facilities in accordance with the rules and regulations of the FCC; and

                           (iv) Cooperate with Contractor in timely filing and
obtaining any zoning, building and other permits that are required in connection with the Plans and Specifications and the Work and execute the necessary documents and agreements provided by Contractor in accordance with his obligations hereunder.

         SECTION 3.  COMPLETION OF THE WORK.

                  A. The Work shall be commenced upon the execution of this Agreement and shall be completed or substantially completed no later than September 1, 1998; provided, however, that the parties agree that such date shall be extended by reason of strikes, labor troubles, inability to procure material, failure of power, governmental actions or inactions, riots, insurrection, war or other reasons beyond the control of the parties. Time is of the essence of this Construction Agreement.

                  B. The Work shall be deemed to be substantially complete when
(i) construction is sufficiently complete, in accordance with the Contract Documents, so that the Station may begin operating pursuant to Program Test Authority under FCC rules using the facilities proposed in the Construction Permit and (ii) all permits, modifications of permits, authorizations and licenses necessary to operate such facilities have been obtained. Any Work required by the Contract Documents which remains to be completed after the date of substantial completion shall, if reasonably feasible, be completed by Contractor within ninety (90) days after the date of substantial completion.

         SECTION 4. COST OF THE WORK. Contractor shall be responsible for the entire cost of the Work.

         SECTION 5. BUDGET. Permittee and Contractor acknowledge and agree that the Budget represents the estimated cost of the Work. Promptly after the date hereof, Contractor shall obtain firm bids from responsible manufacturers, suppliers, and contractors approved by Permittee for the performance of the Work or portions thereof, and shall supply copies of all bids to Permittee. Upon receipt of the bids and upon the agreement by Permittee and Contractor to accept those bids, Contractor shall accept the bids and the Budget shall be adjusted to conform to the bids.

         SECTION 6.  CONTRACTOR'S CONSTRUCTION OBLIGATIONS.

                  A. Contractor shall supervise and direct the Work, using its best skill and attention and, subject to the concurrence of Permittee, shall be responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Agreement.

                  B. Contractor shall be responsible to the Permittee for the acts and omissions of Contractor's employees, contractors, subcontractors and other persons providing or performing any of the Work.

                  C. Unless otherwise provided in the Contract Documents, Contractor shall provide all labor, materials, equipment, tools, construction, equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

                  D. Contractor shall at all times enforce strict discipline and good order among any person working at the construction site.

                  E. Contractor warrants to Permittee that all materials and equipment furnished under this Contract will be new, unless otherwise specified in Exhibit A, and that all Work will be of good quality, free from faults and defects and in conformance with the Contract Documents.

                  F. Contractor shall comply with all laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the performance of the Work.

                  G. Contractor shall prepare and submit to Permittee an estimated progress schedule for the Work. The progress schedule shall be related to the entire project to the extent required by the Contract Documents and shall provide for expeditious and practicable completion of the Work.

                  H. Contractor at all times shall keep the construction site free from accumulation of waste material or rubbish caused by the Work. At the completion of the Work, Contractor shall remove or cause to be removed all waste materials and rubbish from and about the construction site and tools, construction equipment, machinery and surplus materials.

         SECTION 7. SUBCONTRACTORS. By an appropriate written agreement, Contractor shall require each subcontractor retained by Contractor to be bound by the terms of the Contract Documents, and to assume all the obligations and responsibilities which Contractor, by those documents, assumes toward Permittee.

         SECTION 8.  PROTECTION OF PERSONS AND PROPERTY.

                  A. Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

                           (i) all individuals employed to perform the Work;

                           (ii) all materials and equipment to be used in the
Work, whether in storage, on or off the site, under the care, custody or control of Contractor or any of its subcontractors; and

                           (iii) other property at the site or adjacent thereto.

                  B. Contractor shall give all notices and comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damage, injury or loss.

         SECTION 9.  INSURANCE.

                  A. Contractor shall purchase and maintain or cause to be purchased and maintained such insurance as will protect Contractor and Permittee from claims set forth below which may arise out of or result from the Work, whether such operations be by Contractor or by any subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

                           (i) claims under workmen's compensation, disability
benefit and other similar employee benefit acts;

                           (ii) claims for damages because of bodily injury,
occupational sickness or disease, or death;

                           (iii) claims for damages insured by usual personal
injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by Contractor, or (2) by any other person;

                           (iv) claims for damages, other than to the Work
itself, because of injury to or destruction of tangible property; and

                           (v) claims for damages because of bodily injury or
death or any property damage arising out of the ownership, maintenance or use of any motor vehicle in respect of the Work.

                  B. The insurance required by this Section shall be written for not less than the limits of liability agreed to by Contractor and Permittee or required by law, whichever is greater.

                  C. Certificates of Insurance naming Permittee as an additional insured and otherwise acceptable to Permittee and Contractor shall be delivered to Permittee prior to commencement of the Work. These Certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days' prior written notice has been given to the Permittee.

                  D. Contractor shall also purchase and maintain property insurance upon the entire Work to the full insurable value thereof. This insurance shall insure against the perils of fire and extended coverage, shall include "all risk" insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief and shall provide that all proceeds from such insurance shall go to Contractor.

         SECTION 10. DAMAGES. In the event of a default by Contractor of its obligations under this Agreement or the failure of Contractor to complete the Work, Contractor shall not be liable to Permittee for any consequential damages as a result of such failure or delay. The sole liability of Contractor to Permittee shall be for the full cost and expense of completing the Work in accordance with the Contract Documents and the Plans and Specifications.

         SECTION 11. TERMINATION. This Agreement shall terminate, and neither party shall have any further obligation hereunder, upon the earlier to occur of
(a) the completion of the Work or (b) the Closing (as defined in the Asset Purchase Agreement).

         SECTION 12.  MISCELLANEOUS PROVISIONS.

                  A. The Contract shall be governed by the laws of the State of Florida applicable to contracts made and to be performed there, without reference to the principles of the conflicts of law.

                  B. Permittee and Contractor each binds itself and its successors, assigns and legal representatives to the other party hereto and to the successors, assigns and legal representatives of such other party with respect to all covenants, agreements and obligations contained in the Contract Documents.

                  C. The parties hereto agree to cooperate fully with each other in preparing, filing, prosecuting, advocating grant, and taking any other actions necessary with respect to any applications or actions which are or may be necessary to obtain the consent of the FCC or of any other governmental instrumentality, or any third party to, or are or may be necessary or helpful in order to accomplish the transactions contemplated by this Agreement.

                  D. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery, the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows::

If to Permittee:                    World Television of Washington, L.L.C.
                                    6611 Santa Monica Boulevard
                                    Los Angeles, CA   90038-1311
                                    Attention:  Larry Rogow

If to Contractor:                   Paxson Communications of Seattle-24, Inc.
                                    601 Clearwater Park Road
                                    West Palm Beach, Florida  33401
                                    Attention:  Lowell Paxson

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.D.

                  E. No action or failure to act by Permittee or Contractor shall constitute a waiver of any right or duty afforded any of them under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach thereunder, except as may be specifically agreed in writing.

                  F. If the Contract Documents, laws, ordinances, rules, regulations or orders or any public authority having jurisdiction require any portion of the Work to be inspected, tested or approved, Contractor shall give Permittee timely notice of its readiness so Permittee may observe such inspection, testing or approval.

                  G. Permittee's and Contractor's respective obligations hereunder are unique and valuable and not readily subject to compensation by money damages alone. Accordingly, in the event either party should breach its obligations under this Agreement, the other party shall be entitled to an order directing specific performance from a court of competent jurisdiction, in addition to all other remedies at law or in equity.

                  H. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy under this Construction Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         SECTION 13. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on all counterparts were upon the same instrument.

         IN WITNESS WHEREOF, Permittee and Contractor have executed this Construction Agreement as of the date first above written.

                                     PAXSON COMMUNICATIONS OF
                                     SEATTLE-24, INC.



                                     By: /s/ Anthony L. Morrison
                                        --------------------------------------

                                              Name:  Anthony L. Morrison
                                              Title: Vice President



                                     WORLD TELEVISION OF WASHINGTON,
                                     L.L.C.



                                     By:
                                        --------------------------------------

                                              Name:
                                              Title:

                                    EXHIBIT A


                                     BUDGET

                                    EXHIBIT B


                            PLANS AND SPECIFICATIONS

                               CONSTRUCTION PERMIT